                     ASSET SALE AND NOTE PURCHASE AGREEMENT


                                    BETWEEN


                          CORAM HEALTHCARE CORPORATION
                                   ("Buyer"),


                          CAREMARK INTERNATIONAL INC.
                                    ("CII")


                                      AND


                                 CAREMARK INC.
                                   ("Seller")





                          Dated as of January 29, 1995

                               TABLE OF CONTENTS



                                                                                                                     PAGE
  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

  ARTICLE 1 - PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . .   9

       1.1      Acquired Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       1.2      Assignment of Contracts, Leases and Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       1.3      Excluded Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       1.4      Assumed Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       1.5      Excluded Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  ARTICLE 2 - PURCHASE PRICE AND PAYMENT; NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

       2.1      Payment of Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       2.2      Allocation of Purchase Price.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       2.3      Determination of Closing Date Net Assets.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       2.4      Procedures for Acquired Assets Not Transferable.    . . . . . . . . . . . . . . . . . . . . . . . . .  14
       2.5      Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

  ARTICLE 3 - FINANCING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

       3.1      Bank and Subordinated Debt Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       3.2      Bridge Financing for Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

  ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

       4.1      Due Incorporation, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       4.2      Due Authorization, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       4.3      Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       4.4      Financial Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       4.5      No Undisclosed Material Adverse Change.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       4.6      Real Property Leases.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       4.7      Title.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       4.8      Equipment and Personal Property Leases.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       4.9      Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       4.10     Material Contracts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       4.11     Employee Benefit Plans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       4.12     Compliance Material Contracts.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       4.13     Certain Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       4.14     Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       4.15     Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       4.16     Condition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22





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       4.17     Inventories   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       4.18     Accounts Receivable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       4.19     Capital Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       4.20     No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       4.21     Governmental Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       4.22     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       4.23     Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       4.24     Representations Complete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       4.25     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       4.26     Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

       5.1      Due Incorporation, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       5.2      Corporate Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       5.3      Buyer Consents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

  ARTICLE 6 - PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

       6.1      Access to Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       6.2      Consents to Transfer Material Contracts and Material Permits  . . . . . . . . . . . . . . . . . . . .  25
       6.3      Ordinary Course.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       6.4      HSR Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       6.5      Updated Financial Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       6.6      Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       6.7      Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       6.8      Other Discussions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       6.9      Additional Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       6.10     Transition Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       6.11     Bank Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

  ARTICLE 7 - CONDITIONS TO OBLIGATIONS OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

       7.1      Warranties True   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       7.2      Expiration of HSR Waiting Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       7.3      Opinions of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       7.4      No Actions or Proceedings to Restrain Transaction   . . . . . . . . . . . . . . . . . . . . . . . . .  29
       7.5      Bank Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

  ARTICLE 8 - CONDITIONS TO OBLIGATIONS OF SELLER AND CII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

       8.1      Warranties True   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       8.2      Expiration of HSR Waiting Period.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





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       8.3      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       8.4      No Actions or Proceedings to Restrain Transaction.  . . . . . . . . . . . . . . . . . . . . . . . . .  29

  ARTICLE 9 - EMPLOYEES AND BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

       9.1      Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       9.2      Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

  ARTICLE 10 - CLOSING MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

       10.1     Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       10.2     Deliveries by Seller.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       10.3     Deliveries by Buyer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

  ARTICLE 11 - POST-CLOSING MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

       11.1     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       11.2     Records for Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       11.3     Access to Records, Information and Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       11.4     Retention of Information and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       11.5     Infusion Therapy Services Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       11.6     Post-Closing Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       11.7     Post-Closing Inquiries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

  ARTICLE 12 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

       12.1     Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       12.2     Effect of Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

  ARTICLE 13 - SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

       13.1     Survival.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       13.2     Indemnification by Seller and CII   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       13.3     Indemnification by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       13.4     Losses Net of Insurance, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       13.5     Procedures for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

  ARTICLE 14 - SECURITIES LAW AND STANDSTILL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

       14.1     Acquisition for Investment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       14.2     Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       14.3     Standstill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       14.4     Transfer Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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       14.5     Term and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

  ARTICLE 15 - CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

       15.1     Nondisclosure and Nonuse of Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . .  40
       15.2     Obligations with Respect to Agents, Employees and Representatives   . . . . . . . . . . . . . . . . .  40
       15.3     Return of Written Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

  ARTICLE 16 - NONCOMPETITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

       16.1     Competing Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       16.2     Business Relating to Affiliated Physician Groups  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       16.3     Acquired Competing Businesses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       16.4     Compliance Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       16.5     Scope of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       16.6     Severability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

  ARTICLE 17 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

       17.1     Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       17.2     Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       17.3     Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       17.4     Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       17.5     Waivers.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       17.6     Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       17.7     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       17.8     Applicable Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       17.9     Assignment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       17.10    No Third Party Beneficiaries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       17.11    Publicity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       17.12    Injunctive Relief   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       17.13    Attorneys' Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       17.14    Entire Understanding.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46





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
                                  SCHEDULES

Schedule 0.1               Financial Statements*/
Schedule 0.2               Year-End Net Assets Statement
Schedule 1.1(a)            Equipment
Schedule 1.1(d)            Intellectual Property
Schedule 1.1(e)            Other Assets
Schedule 1.2(e)            Permits
Schedule 1.3               Excluded Assets
Schedule 4.4               Exceptions to Financial Statements
Schedule 4.5(a) Material Adverse Changes Relating to the Business, etc.
Schedule 4.5(b)            Material Adverse Changes Relating to the Acquired
                           Assets
Schedule 4.6               Real Property Leases
Schedule 4.7               Exceptions to Title
Schedule 4.8               Exceptions to Equipment and Personal Property Leases
Schedule 4.9               Exceptions to Intellectual Property
Schedule 4.10              Material Contracts
Schedule 4.11              Employee Benefit Plans
Schedule 4.12              Material Contract Defaults
Schedule 4.13              Certain Environmental Matters
Schedule 4.14              Litigation and Judgments
Schedule 4.15              Insurance Policies
Schedule 4.16              Exceptions to Condition of Assets
Schedule 4.19              Capital Improvements
Schedule 4.20              Undisclosed Liabilities
Schedule 4.21              Governmental Consents
Schedule 4.22              Subsidiaries
Schedule 4.23              Partnerships
Schedule 5.3               Buyer Consents

                                    EXHIBITS

Exhibit A                  Form of Convertible Notes
Exhibit B                  Form of Nonconvertible Exchangeable Note
Exhibit 7.3                Form of Opinion of Seller's Counsel
Exhibit 8.3                Form of Opinion of Buyer's Counsel





__________________________________

*/     Initially:  Unaudited Financial Statements at and for the year ended
December 31, 1994

                     ASSET SALE AND NOTE PURCHASE AGREEMENT


                 THIS AGREEMENT IS MADE as of January 29, 1995, between CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Buyer"), CAREMARK INTERNATIONAL INC., a Delaware corporation ("CII"), and CAREMARK INC., a California corporation ("Seller").

                 In consideration of the mutual covenants, agreements and warranties herein contained, it is agreed that Buyer, or a subsidiary corporation wholly-owned by Buyer, shall acquire from Seller all of the Acquired Assets (defined herein) and assume the Assumed Obligations (defined herein), and Seller shall purchase from Buyer the Notes (defined herein), all upon the terms and subject to the conditions hereinafter set forth.

                                  DEFINITIONS

                 The following terms shall have the following meanings:

                 "Accounts Receivable" shall have the meaning set forth in
Section 1.1(g) (Acquired Assets).

                 "Acquired Assets" shall have the meaning set forth in Section
1.1 (Acquired Assets).

                 "Acquired Competing Business" shall have the meaning set forth in Section 16.3 (Acquired Competing Businesses).

                 "Additional Agreements" shall mean the Assignment and Assumption Agreement, the Buyer License to Seller, the Seller License to Buyer, the Trademarks Assignment, the Patents Assignment, the Transition Services Agreement, the Tax Procedures Agreement and, if applicable, the documents required in connection with the Bridge Financing.

                 "Affiliate" of any person or entity shall mean any person or entity that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such first person or entity.

                 "Affiliated Physician Group" shall mean any physician group that includes primary care physicians with which Seller or any Affiliate of Seller has contracted to provide comprehensive management and administrative support services.

                 "Agreement" shall mean this agreement, including all exhibits and schedules, as it may be amended from time to time in accordance with its terms.

                 "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement and Bill of Sale between Seller and Buyer, to be executed at the Closing.

                 "Assumed Obligations" shall have the meaning set forth in
Section 1.4 (Assumed Obligations).

                 "Bridge Financing" shall have the meaning set forth in Section
3.2 (Bridge Financing for Subordinated Debt).

                 "Bulk Sales Laws" shall mean the laws of any jurisdiction relating to bulk sales that may be applicable to the sale of the Acquired Assets by Seller hereunder.

                 "Business" shall mean the United States business and operations of Seller and, if applicable, CII relating to (i) sales and marketing, pharmacy and nursing functions for the provision to patients in home care settings of acute gamma globulin, IV pain management, IV chemotherapy, hydration therapy, total parenteral nutrition, enteral nutrition, IV antibiotics, uterine activity monitoring, tocolytic therapy, catheter care, hematpoitic therapy, and pentamidine therapy and (ii) the HCMS Business. The term "IV" also includes infusions of other types (including "IM") which are administered with the direct aid of a health care professional.

                 "Buyer License to Seller" shall mean the license agreement to be executed at the Closing, granting a nonexclusive license from Buyer to Seller with respect to certain intellectual property.

                 "Buyer's Plans" shall have the meaning set forth in Section 9.2(b) (Employee Benefit Plans).

                 "Buyer's Savings Plan" shall have the meaning set forth in
Section 9.2(a) (Employee Benefit Plans).

                 "CCA" shall mean, collectively, Critical Care America, Inc., Critical Care America-West, Inc. and Critical Care America-East, Inc., each a Delaware corporation.

                 "CII" shall mean Caremark International Inc., a Delaware corporation and the parent of Seller.

                 "Claim" shall mean any claim, suit, action or proceeding.

                 "Claim Notice" shall have the meaning set forth in Section 13.5(a) (Procedures for Indemnification).

                 "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article 10 (Closing Matters).

                 "Closing Date" shall mean the date on which the Closing occurs or is to occur pursuant to Section 10.1 (Closing).

                 "Closing Date Net Assets" shall mean the net assets of the Business as set forth on the Closing Date Net Assets Statement.

                 "Closing Date Net Assets Statement" shall mean a statement of the net assets of the Business as of 12:01 a.m. on the Closing Date, as adjusted for Excluded Assets and Excluded Liabilities, prepared in accordance with Section 2.3 (Determination of Closing Date Net Assets).

                 "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                 "Competing Business" shall have the meaning set forth in
Section 16.1 (Competing Business).

                 "Confidential Information" shall mean any trade secrets or confidential or proprietary information designated as such by either of the parties hereto, whether or not reduced to tangible form (including information regarding such party's organization, personnel, business activities, customers, vendors, policies, assets, finances, costs, pricing, sales, revenues, technology and strategies); provided, however, that none of the following shall be deemed to be Confidential Information: (i) any information generally available or known to the public, (ii) any information already known or available to the receiving party (the "Receiving Party") prior to the disclosure of such information by the disclosing party (the "Disclosing Party"), (iii) information which becomes part of the public domain by publication or otherwise through no fault of the Receiving Party, (iv) information required to be disclosed to a court or tribunal or (v) any information which is independently developed by the Receiving Party; provided, however, that in the event that the Receiving Party is required to disclose such information to a court or tribunal such party shall give written notice of the proceeding to the Disclosing Party in accordance with Section 17.4 (Notices) to allow the Disclosing Party to seek an appropriate protective order and/or waive compliance with this Agreement.

                 "Continuing Employee" shall have the meaning set forth in
Section 9.1 (Employees).

                 "Conversion Shares" shall have the meaning set forth in
Section 14.3 (Standstill).

                 "Convertible Notes" shall mean Buyer's 7% Convertible Subordinated Notes, substantially in the form of Exhibit A.

                 "Disclosing Party" shall have the meaning set forth in the definition of Confidential Information.

                 "Employee Benefit Plans" shall have the meaning set forth in
Section 4.11(a) (Employee Benefit Plans).

                 "Environmental Law" shall mean any law, statute, regulation, rule, order, consent decree, settlement agreement or governmental requirement, that relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of odors or any pollutants, contaminants or hazardous or toxic wastes (including medical wastes), substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other similar federal, state or local statutes.

                 "Environmental Permit" shall mean any of the Permits required by or pursuant to any applicable Environmental Law.

                 "Equipment" shall have the meaning set forth in Section 1.1(a) (Acquired Assets).

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Excluded Assets" shall have the meaning set forth in Section
1.3 (Excluded Assets).

                 "Excluded Liabilities" shall have the meaning set forth in
Section 1.5 (Excluded Liabilities).

                 "Financial Statements" shall mean the unaudited financial statements of the Business as of December 31, 1994 and for the year then ended, consisting of a balance sheet and the related statement of operations, as certified by the chief financial officer of Seller, a copy of which is attached as Schedule 0.1. The term "Financial Statements" shall also be deemed to include the updated financial statements prepared and delivered in accordance with Section 6.5 (Updated Financial Statements).

                 "GAAP" shall mean U.S. generally accepted accounting principles at the time in effect, consistently applied.

                 "Governmental Authority" shall mean the government of the United States or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

                 "Government Programs" shall mean, collectively, Federal Medicare programs and all state Medicaid programs.

                 "HCMS Business" shall mean the business of coordinating and/or contracting with payors to manage the package of services to be performed in a home care setting involving: (i) nursing, (ii) respiratory therapy, (iii) durable medical equipment and (iv) infusion therapy.

                 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "including" shall mean "including, without limitation."

                 "Information and Records" shall have the meaning set forth in
Section 1.1(c) (Acquired Assets).

                 "Infusion Therapy Services Contract" shall mean a form of nonexclusive contract appropriate to be used as a subcontract for the provision of infusion therapy services by an Affiliated Physician Group. The fee schedule and appropriate standards of customer service and quality benchmarks to be contained therein shall be renegotiated by the parties each year.

                 "Intellectual Property" shall have the meaning set forth in
Section 1.1(d) (Acquired Assets).

                 "Inventories" shall have the meaning set forth in Section 1.1(b) (Acquired Assets).

                 "IRS" shall mean the Internal Revenue Service.

                 "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations.

                 "Key Employee" shall mean an employee of the Business at the level of vice president or above.

                 "knowledge" shall mean actual knowledge after due inquiry.

                 "Law" shall mean any law, statute, rule, regulation or ordinance applicable to the Business.

                 "Liability" shall mean any debt, claim, obligation or liability (absolute, accrued, contingent or otherwise), matured or unmatured, known or unknown, including, with respect to the Business, Assumed Obligations and Excluded Liabilities.

                 "Liens" shall mean any mortgage, lien, pledge, security interest, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, claim, encumbrance, easement or encroachment.

                 "Losses" shall mean all liabilities, losses, costs, damages, penalties or expenses (including reasonable attorneys' fees and expenses and costs of investigation in any action, suit or proceeding).

                 "Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, assets or results of operations of the Business, taken as a whole.

                 "Material Contracts" shall have the meaning set forth in
Section 4.10 (Material Contracts).

                 "Material Permits" shall have the meaning set forth in Section
4.3 (Permits).

                 "Net Assets Deficiency" shall mean the amount, if any, by which the Closing Date Net Assets are less than $308 million. If the Closing Date Net Assets equal or exceed $308 million, there shall be no Net Assets Deficiency.

                 "Net Assets Excess" shall mean the amount, if any, by which the Closing Date Net Assets are greater than $308 million. If the Closing Date Net Assets equal or are less than $308 million, there shall be no Net Assets Excess.

                 "Nonconvertible Notes" shall mean Buyer's 12% Non-Convertible Subordinated Notes, substantially in the form of Exhibit B.

                 "Notes" shall mean the Convertible Notes and the Nonconvertible Notes.

                 "OIG Investigation" shall mean the government investigation described in CII's reports and statements filed with the Securities and Exchange Commission.

                 "Other Assets" shall have the meaning set forth in Section 1.1(e) (Acquired Assets).

                 "Other Contracts" shall have the meaning set forth in Section 1.2(d) (Assignment of Contracts, Leases and Other Assets).

                 "Partnership" shall have the meaning set forth in Section 4.23 (Partnerships).

                 "Patents Assignment" shall mean the Patents Assignment from Seller to Buyer, to be executed at the Closing.

                 "Permits" shall have the meaning set forth Section 1.2(e) (Assignment of Contracts, Leases and Other Assets).

                 "Permitted Competing Business Revenues" shall have the meaning set forth in Section 16.1 (Competing Business).

                 "Personal Property Leases" shall have the meaning set forth in
Section 1.2(b) (Assignment of Contracts, Leases and Other Assets).

                 "Placement Agent" shall have the meaning set forth in Section
3.1 (Bank and Subordinated Debt Financing).

                 "Provider Contracts" shall have the meaning set forth in
Section 1.2(c) (Assignment of Contracts, Leases and Other Assets).

                 "Purchase Price" shall have the meaning set forth in Article 2 (Purchase Price and Payment; Notes).

                 "Real Property Leases" shall have the meaning set forth in
Section 1.2(a) (Assignment of Contracts, Leases and Other Assets).

                 "Receiving Party" shall have the meaning set forth in the definition of Confidential Information.

                 "Referee" shall have the meaning set forth in Section 2.3 (Determination of Closing Date Net Assets).

                 "Seller License to Buyer" shall mean the license agreement to be executed at the Closing, granting a nonexclusive license from Seller to Buyer with respect to certain intellectual property, including a sublicense of certain software specified in Schedule 1.3.

                 "Seller Purchase Orders" shall mean the purchase orders, contracts and agreements relating to, or used in the operation of, the Business for purchase by Seller of goods, materials and services.

                 "Seller's 401 CARE Plan" shall mean the Caremark International Inc. 401 CARE Retirement Savings Plan.

                 "Seller's Savings Plan" shall mean the Caremark International Inc. Retirement and Savings Plan for Selected Employees.

                 "Senior Bank Financing" shall have the meaning set forth in
Section 3.1 (Bank and Subordinated Debt Financing).

                 "Senior Bank Lenders" shall have the meaning set forth in
Section 6.11 (Bank Financing).

                 "Subordinated Debt Financing" shall have the meaning set forth in Section 3.1 (Bank and Subordinated Debt Financing).

                 "Subsidiaries" shall have the meaning set forth in Section
4.22 (Subsidiaries).

                 "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits that are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes; provided, however, that Taxes shall not include any severance and employees' income withholding and Social Security taxes.

                 "Tax Procedures Agreement" shall mean the agreement regarding state audit mechanics between Buyer and Seller, to be executed on or before the Closing Date.

                 "Tax Return" shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

                 "Trademarks Assignment" shall mean the Trademarks Assignment from Seller to Buyer, to be executed at the Closing.

                 "Transition Services Agreement" shall mean the Transition Services Agreement between Buyer and Seller (relating, inter alia, to Business locations in which Seller conducts other businesses and to the operation of certain Business locations by Seller on behalf of Buyer pending receipt by Buyer of certain Permits) to be executed at the Closing.

                 "Transition Team" shall have the meaning set forth in Section 6.10(a) (Transition Matters).

                 "United States" shall mean the fifty states of the United States, but shall not include Puerto Rico or any territories.

                 "Waste or Contamination Site" shall mean any site or location, wherever located (including any well, pit, pond, lagoon, impoundment, ditch, trench, drain, landfill, warehouse or waste storage container), where pollutants, contaminants or hazardous or toxic wastes (including medical wastes), substances or materials used at or generated by the Business shall have been deposited, stored, treated, reclaimed, disposed of, placed or otherwise come to be located.

                 "Year-End Net Assets" shall mean the net assets of the Business as set forth on the Year-End Net Assets Statement.

                 "Year-End 1994 Balance Sheet" shall mean the unaudited balance sheet of the Business dated as of December 31, 1994 and attached as part of
Schedule 0.1.

                 "Year-End Net Assets Statement" shall mean the unaudited statement of the Year-End Net Assets dated as of December 31, 1994 and attached as Schedule 0.2, which shall be the Year-End 1994 Balance Sheet as adjusted for Excluded Assets and Excluded Liabilities.


                                   ARTICLE 1

              PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES

                 1.1 Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and take assignment and delivery of, all of the assets owned by Seller (wherever located) relating to, or used in the operation of, the Business, as they shall exist on the Closing Date, except for those assets specifically excluded in Section 1.3 (Excluded Assets). All of the assets sold, assigned, transferred and delivered to Buyer hereunder are referred to collectively herein as the "Acquired Assets." The Acquired Assets include the following, as they shall exist on the Closing Date, subject to the acquisition or disposition of such assets in the ordinary course of business:

                          (a) Equipment. All of the machinery, equipment, installations, furniture, tools, spare parts, supplies, maintenance equipment and supplies, materials and other items of personal property of every kind and description (other than the personal property described in Section 1.1(b)), usually located on or at the real property subject to the Real Property Leases, or otherwise used in the operation of the Business, including those items described on Schedule 1.1(a) (the "Equipment");

                          (b) Inventories. All of the inventories of the Business, including all raw materials, work in process and finished goods inventories, wherever located (the "Inventories");

                          (c) Information and Records. All information and records relating to, or used in the operation of, the Business, including all patient records, referral source records, records relating to certification by JCAHO or similar health care rating organizations, records relating to pharmacy and nursing operations, including training and regulatory compliance, product files, technical information, laboratory information, research information, price lists, marketing information, sales records, customer lists and files (including credit and collection information) and other proprietary or confidential records or information relating to, or used in the operation of, the Business, together with the following papers and records in Seller's care, custody or control or otherwise available to them: all personnel and labor relations records, all records relating to the disposal of medical waste, all employee benefit and compensation records, all environmental control, monitoring and test records, all maintenance and production records and all blueprints, plans, designs and specifications of buildings, structures, fixtures and equipment (the "Information and Records");

                          (d) Intellectual Property. All United States patents, patent applications, patent licenses, trade names, trademarks, trade name and trademark registrations (and applications therefor), copyrights and copyright registrations (and applications therefor), trade secrets, inventions, processes, designs, software, know-how, formulae, outcomes data and databases, cost data and drug testing records and information relating to, or used in the operation of, the Business, including those items described on Schedule l.l(d) (the "Intellectual Property");

                          (e) Other Assets. All assets reflected on the Year-End Net Assets Statement and all assets acquired in the ordinary course of the business of Business (other than those assets (i) described in this Section 1.1 or in Section 1.2 (Assignment of Contracts, Leases and Other Assets) below and to be acquired pursuant to those sections or (ii) disposed of in the ordinary course of the business of the Business since December 31, 1994), including those items described on Schedule 1.1(e) (the "Other Assets");

                          (f)     Intangibles.  All intangible assets,
         including goodwill, if any, and all intangible assets acquired from CCA, relating to, or used in the operation of, the Business; and

                          (g)     Accounts Receivable.  All accounts
         receivable, trade receivables, notes receivable and other receivables arising out of the operation of the Business (the "Accounts Receivable").

                 1.2 Assignment of Contracts, Leases and Other Assets. Subject to the terms and conditions set forth in this Agreement, Seller will assign and transfer to Buyer, effective as of the Closing Date, all of Seller's right, title and interest in and to, and Buyer will take assignment of, all of the following, as they shall exist on the Closing Date (and they shall be deemed included in the term "Acquired Assets"), subject to the acquisition or disposition of such assets in the ordinary course of business:

                          (a) Real Property Leases. Leases of real property relating to, or used in the operation of, the Business, including all leases identified on Schedule 4.6 (the "Real Property Leases");

                          (b)     Personal Property Leases.  Leases of
         equipment, machinery, installations, vehicles and other personal property relating to, or used in the operation of, the Business (the "Personal Property Leases");

                          (c) Provider Contracts. Purchase orders, contracts and agreements with customers for the sale by Seller of goods and services relating to, or used in the operation of, the Business (the "Provider Contracts");

                          (d) Other Contracts. Other contracts relating to, or used in the operation of, the Business, including the Seller Purchase Orders (the "Other Contracts"); and

                          (e) Permits. Pharmacy licenses, nursing and nursing agency licenses, home health agency licenses, certificates of need, medical waste disposal licenses and any other licenses, permits, variances, interim permits, permit applications, approvals or other authorizations, certificates, franchises and rights (federal, state or local) issued by any Governmental Authority and used in the operation of the Business, including those listed on Schedule 1.2(e) (the "Permits").

                 1.3 Excluded Assets. Those assets of Seller that relate to, or are used in the operation of, the Business but shall be retained by Seller and are not being sold or assigned to Buyer hereunder are set forth on
Schedule 1.3 (the "Excluded Assets").

                 1.4 Assumed Obligations. At the Closing, Buyer shall assume, and agree to pay, perform, fulfill and discharge only the:

                          (a) Liabilities adequately reflected or fully reserved against in the aggregate in the Year-End Net Assets Statement;

                          (b) individual Liabilities in an amount of $10,000 or less and (i) arising in the ordinary course of business consistent with past practice, (ii) not required, under GAAP, to be reflected in the Year-End Net Assets Statement, and (iii) arising from Claims other than (x) employee Claims, (y) product or service liability Claims or (z) Claims by any Government Programs or any third party fiscal intermediary or carrier administering a Government Program for the receipt of any amounts previously paid to Seller by any such Government Program or third party fiscal intermediary or carrier;

                          (c) Liabilities arising after the Closing under the Material Contracts or contracts that do not meet the materiality standards that would require disclosure as Material Contracts; and

                          (d) Liabilities set forth in Article 9 (Employees and Benefit Plans)

which are hereinafter referred to as the "Assumed Obligations".

                 1.5 Excluded Liabilities. Anything in this Agreement to the contrary notwithstanding, except as specifically provided in Section 1.4 (Assumed Obligations), neither Buyer nor any of its Affiliates shall assume, nor be deemed to have assumed, or otherwise be responsible for, any Liabilities of Seller or its Affiliates arising out of events or occurrences happening prior to, at or subsequent to the Closing (the "Excluded Liabilities"). The Excluded Liabilities shall include without limitation, except as specifically provided in Section 1.4 (Assumed Obligations), the following:

                 (a) (i) Debt securities or obligations under agreements with banks, (ii) Liabilities payable to CII or any subsidiary of CII, (iii) pension obligations and obligations under employee health benefit plans, (iv) reserves relating to the 1992 restructuring program, (v) cash overdrafts and
(vi) reserves relating to employees terminated as of December 31, 1994;

                 (b) federal, state or local income taxes (including deferred income taxes) of Seller;

                 (c) employment-related Claims, including Claims alleging wrongful discharge, discrimination or sexual harassment and Claims arising under applicable workers compensation laws, whether such Claims are known or unknown, threatened or pending;

                 (d) product or service liability Claims, whether or not covered by insurance, whether known or unknown, threatened or pending;

                 (e) Claims by any Government Programs or any third party fiscal intermediary or carrier administering a Government Program for the receipt of any amounts previously paid to Seller by any such Government Program or third party fiscal intermediary or carrier;

                 (f)      any Liability relating to the OIG Investigation;

                 (g) any Liability resulting from or arising out of any failure by Seller to conduct the Business in compliance with all Laws applicable thereto; and

                 (h) any Liability of any kind whatsoever to Dr. Bruce A. Margulis, including the (i) Partnership Retirement Agreement between Caremark Inc., Physician Health Resources, Physician Care, P.C. and Bruce A. Margulis,
(ii) Non-Compete Agreement between Caremark Inc. and Bruce A. Margulis and
(iii) Employment Agreement between Caremark Inc.  and Bruce A. Margulis.


                                   ARTICLE 2

                       PURCHASE PRICE AND PAYMENT; NOTES

                 2.1 Payment of Purchase Price. Buyer shall pay to Seller the purchase price (the "Purchase Price") as follows:

                          (a) On the Closing Date, Buyer shall pay Seller $210,000,000 by wire transfer, in immediately available funds, to a bank account of Seller designated in writing to Buyer at least three business days prior to the Closing Date.

                          (b) On the Closing Date, Buyer shall issue to Seller $75,000,000 of Convertible Notes and $25,000,000 of Nonconvertible Notes of Buyer.

                          (c) On the Closing Date, Buyer shall deliver to Seller the executed Buyer License to Seller.

                          (d) Within 14 days after the Closing Date Net Assets are finally determined in accordance with Section 2.3 (Determination of Closing Date Net Assets), Buyer or Seller shall make the following payments, as applicable:

                                  (i)      If there is a Net Assets Deficiency:

                                          (x)     Seller shall pay to Buyer an
                                                  amount up to or equal to $5
                                                  million of such Net Assets
                                                  Deficiency, in cash, by wire
                                                  transfer of immediately
                                                  available funds;

                                          (y)     Seller shall pay to Buyer the
                                                  amount above $5 million of
                                                  such Net Assets Deficiency,
                                                  by surrendering to Buyer
                                                  Convertible Notes having a
                                                  face amount equal thereto;
                                                  provided, however, that
                                                  Seller shall have no
                                                  obligation to pay Buyer the
                                                  portion of any Net Assets
                                                  Deficiency above the sum of
                                                  (A) $15 million and (B) the
                                                  amount of any employee health
                                                  plan Liabilities as of the
                                                  Closing Date up to $3
                                                  million.

                   (ii)     If there is a Net Assets Excess:

                                          (x)     Buyer shall pay to Seller an
                                                  amount up to or equal to $5
                                                  million of such Net Assets
                                                  Excess in cash, by wire
                                                  transfer of immediately
                                                  available funds; and

                                          (y)     Buyer shall pay to Seller the
                                                  amount above $5 million of
                                                  such Net Assets Excess, by
                                                  delivering to Seller
                                                  additional Convertible Notes
                                                  having a face amount equal
                                                  thereto; provided, however,
                                                  that Buyer shall have no
                                                  obligation to pay to Seller
                                                  the portion of any Net Assets
                                                  Excess above the sum of (A)
                                                  $15 million and (B) the
                                                  amount of any employee health
                                                  plan Liabilities as of the
                                                  Closing Date up to $3
                                                  million.

                 2.2 Allocation of Purchase Price. The parties hereto agree (a) to allocate the Purchase Price, as adjusted pursuant to Section 2.1(d) (Payment of Purchase Price), in accordance with the allocation schedule to be mutually agreed to by Buyer and Seller no later than 90 days after the Closing Date; provided, that no more than $20 million of the Purchase Price shall be allocated to the noncompetition portion of this Agreement; provided, further, that no more than $7.5 million shall be allocated to inventory and fixed assets, in the aggregate, (b) to treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any Taxes, and
(c) not to take any action inconsistent with this Section 2.2. Any adjustment to the Purchase Price shall be allocated by Buyer and Seller in accordance with the rules set forth in Temp. Treas. Reg. Section 1.1060-1T(f).

                 2.3 Determination of Closing Date Net Assets. In order to confirm the Closing Date Net Assets, Seller will cause the Closing Date Net Assets Statement to be prepared in a manner consistent with the Year-End Net Assets Statement, as promptly as practicable after the Closing Date, but in any event within 30 days after the Closing Date; provided that if the Closing Date does not occur at the end of a fiscal month of Seller, for purposes of preparing the Closing Date Net Assets Statement, Buyer and Seller shall agree on a method of prorating revenues and expenses of Seller for the fiscal month in which the Closing occurs. The Closing Date Net Assets Statement, shall be audited by Price Waterhouse, Seller's independent public accountants. As soon as practicable, but within 60 days after receipt of the Closing Date Net Assets Statement, Price Waterhouse will issue a preliminary opinion on the Closing Date Net Assets Statement.

                 Buyer and its independent public accountants, Ernst & Young, shall be entitled to review Price Waterhouse's workpapers at the completion of the Closing Date audit. Price Waterhouse shall make its Closing Date audit workpapers and its preliminary opinion with respect thereto available to Buyer and Ernst & Young as soon as practicable. Within 60 days after the receipt by Buyer and Ernst & Young of the last of Price Waterhouse's workpapers and its preliminary opinion, Buyer and Ernst & Young may propose any adjustments thereto which Buyer deems to be appropriate. Ernst & Young and Price Waterhouse shall work together to resolve promptly any proposed adjustments and, upon resolution of any such adjustments, Price Waterhouse shall issue a final opinion on the Closing Date Net Assets Statement.

                 In the event that any disagreement between Ernst & Young and Price Waterhouse is not resolved by agreement between Buyer and Seller within 30 days after the adjustments are proposed, a firm of independent public accountants mutually acceptable to Buyer and Seller (the "Referee"), will be promptly engaged to render within 30 days after the date of such engagement an opinion regarding the issue or issues in dispute and such opinion shall be binding on the parties hereto.

                 Seller shall pay the fees and expenses of Price Waterhouse, and Buyer shall pay the fees and expenses of Ernst & Young, incurred in connection with this Section 2.3. Seller and Buyer shall each pay one-half of the fees and expenses of the Referee.

                 2.4 Procedures for Acquired Assets Not Transferable. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Acquired Asset or any Claim, right or benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention thereof or a violation of Law with respect to any such Acquired Asset or Claim, right or benefit. Seller and Buyer shall comply with the covenants set forth in Section 6.2 (Consents to Transfer Material Contracts and Material Permits) with respect to obtaining such consents. If any such consent is not obtained, Seller will take all practicable action necessary to ensure that Buyer will obtain the Claims, rights and benefits of Seller arising under, or resulting from, any such Acquired Asset and, as among the parties hereto, Buyer shall assume all obligations that would otherwise have been Assumed Obligations of Seller had the related Acquired Assets been transferred in accordance with this Agreement. Seller will promptly pay to Buyer when received all monies received by Seller under any Acquired Asset not transferred in accordance with this Section 2.4.

                 2.5 Reimbursement. If, after the Closing Date, (i) Seller receives any payment in respect of any Acquired Assets, Seller shall promptly pay such amounts to Buyer or (ii) Buyer makes any payment in respect of any Excluded Liabilities, Seller shall reimburse Buyer promptly after Seller receives satisfactory evidence of any such payment. Buyer agrees not to make any payment in respect of Excluded Liabilities except uncontested obligations in the ordinary course of business.


                                   ARTICLE 3

                                   FINANCING

                 3.1 Bank and Subordinated Debt Financing. The cash portion of the Purchase Price will be funded by Buyer with a portion of the proceeds of (i) approximately $300 million of senior bank debt (the "Senior Bank Financing") and (ii) approximately $150 million of privately placed subordinated debt (the "Subordinated Debt Financing").

                 3.2 Bridge Financing for Subordinated Debt. If Buyer provides written notice to Seller that, in the judgment of the Placement Agent such agent is or will be unable to complete the Subordinated Debt Financing on substantially the terms proposed and in the full amount proposed, Seller may, in its sole discretion, provide bridge financing by purchasing up to $100 million principal amount of the securities to be issued in the Subordinated Debt Financing, on the same terms and conditions offered or proposed to be offered to third party investors (the "Bridge Financing"). If Seller exercises such option, the cash portion of the Purchase Price set forth in Section 2.1(a) (Payment of Purchase Price) will be increased by an amount equal to 2% of the amount of the Bridge Financing. After the first six months, the interest rate on the Bridge Financing will increase prospectively by 1/2 of 1% every six months so long as the Bridge Financing is outstanding, up to a maximum 3% increase. Buyer agrees that if Seller exercises its option to provide the Bridge Financing, Buyer will apply as great a portion of the proceeds of the Senior Bank Financing as is necessary, when combined with the Subordinated Debt Financing, to total $110 million.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                 Seller represents and warrants to Buyer as follows:

                 4.1 Due Incorporation, etc. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with corporate power and authority to own, lease and operate its properties and to carry on the Business as it is now being conducted. Seller is qualified to do business as a foreign corporation in each jurisdiction where such qualification is necessary to conduct the Business, except where any failure or failures to be so qualified, in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect.

                 4.2      Due Authorization, etc.

                          (a) Corporation Authorization. Seller has full corporate power and authority to enter into this Agreement and the Additional Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and the Additional Agreements to which Seller is a party will be, duly authorized, executed and delivered by Seller, and constitute the valid and binding obligations of Seller, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                          (b) No Violation. The execution and delivery of this Agreement does not, and the performance of its obligations hereunder by Seller will not (assuming compliance with applicable requirements of the HSR Act, the Exchange Act, any Law with respect to the transfer of Permits and any New York Law with respect to the transfer of the Acquired Assets), (i) violate any Law, (ii) violate any decree or judgment of any court or Governmental Authority binding on Seller, any of the Acquired Assets or the Business, or (iii) violate or conflict with any provision of the certificate of incorporation or by-laws of Seller.

                 4.3 Permits. Seller holds all of the Permits described on Schedule 1.2(e). To the knowledge of Seller (and excluding any state license requirements of the State of New York), the Permits held by Seller include all Permits that are currently necessary for the operation of the Business as presently conducted in accordance with all applicable Laws, and no other Permits are currently necessary for the operation of the Business as presently conducted in accordance with all applicable Laws, except for any failure to hold any of the foregoing that does not have, and could not reasonably be expected to have, a Material Adverse Effect (the "Material Permits"). Seller is in compliance in all material respects with all material conditions or requirements of the Material Permits.

                 4.4 Financial Statements. Seller has delivered to Buyer true, correct and complete copies of the Financial Statements, which are attached as Schedule 0.1. The Financial Statements present fairly in all material respects the financial position of the Business and the results of its operations as of their respective dates and for the years then ended, in conformity with GAAP and the past accounting practices of Seller, consistently applied (except as set forth on Schedule 4.4), and the Financial Statements make full and adequate provision for all material Liabilities of Seller related to the Business as of the dates thereof, to the extent required by GAAP.

                 4.5      No Undisclosed Material Adverse Change.

                          (a) Relating to the Business, etc. Except as set forth on Schedule 4.5(a), since December 31, 1994 there has not been any Material Adverse Effect or any other event or condition that could reasonably be expected to result in a Material Adverse Effect (other than as a result of changes in conditions, including economic or political developments, applicable to the business of health care generally or the business of home infusion therapy generally and not having a disproportionate effect on the Business relative to the effect of any such change on other entities in the business of home infusion therapy); provided, however, that none of the following shall be deemed to be a Material Adverse Effect: (i) any restriction or restrictions imposed by a Governmental Authority on the conduct of the Business by Seller, whether as a result of the settlement of pending litigation or otherwise; provided that such restriction or restrictions do not affect the continued operation of the Business by Buyer in whole or in part, (ii) any restriction or restrictions imposed by a Governmental Authority on the conduct of certain employees of Seller; provided that such employees are not officers or Key Employees, whether as a result of the settlement of pending litigation or otherwise, or (iii) any negative developments in the OIG Investigation that have not resulted in the imposition of any control, restriction or restrictions by a Governmental Authority on the operation of the Business by Buyer, (iv) any periodic audits by payors as provided for by contract or routine payor audits under applicable Law or (v) any adverse publicity with respect to matters relating to the OIG Investigation or other business practices relating to the Business.

                          (b) Relating to the Acquired Assets. Except as set forth on Schedule 4.5(b), since December 31, 1994, Seller has not taken any action described in Section 6.3(b) (Ordinary Course).
         Except as set forth on Schedule 4.5(b), there has not been, since December 31, 1994, (i) any resignation or threatened resignation of any officer or Key Employee, (ii) a loss of a material order or contract cancellation by any customer of the Business (in each case in an amount in excess of $100,000), or (iii) (other than pursuant to the expiration of a contract by its terms) the giving of notice by any present material customer of the Business of any intention to cancel or otherwise terminate a material business relationship with Seller.

                 4.6 Real Property Leases. Schedule 4.6 lists all leases pursuant to which Seller holds any real property relating to, or used in the operation of, the Business other than real property that, individually or in the aggregate, is not material to the operation of the Business. Except as disclosed on Schedule 4.6, the buildings, facilities, installations, fixtures and other structures or improvements located on or at the real property subject to the Real Property Leases are in good operating condition and repair (with the exception of normal wear and tear), free, to the knowledge of Seller, from defects other than such defects as do not interfere in any material respect with the continued use therefor in the operation of the Business. The activities carried on in such buildings, facilities, installations, fixtures and other structures or improvements, and the buildings, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of or in conflict with any applicable material zoning or OSHA regulation or similar Law, except for any violation or conflict that has not had, and may not reasonably be expected to have, a Material Adverse Effect. Seller owns no real property that is an Acquired Asset.

                 4.7 Title. Except as set forth on Schedule 4.7, Seller has good and marketable title to, and has the right to sell, convey, transfer, assign and deliver the Acquired Assets free and clear of any Liens, other than those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. At and as of the Closing and subject to the terms and conditions of this Agreement, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest in Buyer good and marketable title to all of the Acquired Assets, free and clear of all Liens other than Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and Liens disclosed on Schedule 4.7.

                 4.8 Equipment and Personal Property Leases. Except as disclosed in Schedule 4.8, all of the Equipment and all of the personal property leased by Seller under the Personal Property Leases is in good operating condition and repair (with the exception of normal wear and tear), fit for the continued use thereof in the operation of the Business.

                 4.9 Intellectual Property. Schedule 1.1(d) is an accurate and complete list of all material Intellectual Property. Except as set forth in Schedule 4.9, all of the Intellectual Property is owned by Seller free and clear of all Liens (except for any Lien that has not had, and could not reasonably be expected to have, a Material Adverse Effect) or has been duly licensed for use by Seller. Except as set forth on Schedule 4.9, none of the Intellectual Property is the subject of any pending adverse claim, or, to the knowledge of Seller, any threatened litigation or claim of infringement, except for any of the foregoing that does not and could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, the operation of the Business does not infringe any trademark, trade name, copyright or patent, and, except as set forth on Schedule 4.9, Seller has not received any notice contesting its right to use any Intellectual Property, except for any of the foregoing that does not and could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.9, Seller has not granted any license in respect of any Intellectual Property. To the knowledge of Seller, Seller owns or possesses adequate rights in and to all Intellectual Property reasonably necessary to conduct the Business as presently conducted.

                 4.10 Material Contracts. Schedule 4.10 lists each contract, agreement or instrument relating to, or used in the operation of, the Business, or to which any of the Acquired Assets is subject, of the following types:

                          (a)     any material Real Property Lease;

                          (b)     any material Provider Contract;

                          (c)     any material Seller Purchase Order;

                          (d) any contract with an Affiliate or any officer, director, or stockholder of Seller;

                          (e)     any interest in a partnership or joint
         venture;

                          (f) any contract containing restrictions on the geographical area of, or other scope of operation of, the Business;

                          (g) any power of attorney or agency agreement pursuant to which any party is granted the authority to act for or on behalf of Seller (except as might be deemed to exist pursuant to immaterial payor contracts);

                          (h)     any material payor contract;

                          (i)     any material contract with a nursing agency;

                          (j) any material contract relating to patient education and clinical management;

                          (k) any HCMS Business payor or provider contract or subcontract;

                          (l) any material contract relating to pharmacy compounding;

                          (m) any contract that requires an annual payment by Seller in excess of $200,000 or any contract that requires an annual payment to Seller in excess of $1 million; and

                          (n) any other contract outside the ordinary course of business that is material to the Business.

                 The contracts and agreements that are required to be identified in Schedule 4.10 pursuant to subsections (a) through (n) above are hereinafter referred to as the "Material Contracts." Except as set forth in
Schedule 4.10, (i) Seller is not a party to any contracts with physicians or physician groups, (ii) each of the Material Contracts is a valid, binding and enforceable agreement of Seller and, to the knowledge of Seller, the other parties thereto, and (iii) as of the date hereof, Seller has no reason to believe that it will not be able to fulfill in all material respects all of its obligations under the Material Contracts that remain to be performed after the date hereof and prior to the Closing Date.

                 4.11     Employee Benefit Plans.

                          (a) Except as set forth on Schedule 4.11, Seller does not maintain, participate in or contribute to any of the following for the benefit of employees of the Business:

                                  (i)      any "employee benefit plan" (as
                                           defined in Section 3(3) of ERISA);

                                  (ii)     any retirement or deferred
                                           compensation plan, incentive
                                           compensation plan, stock plan,
                                           vacation pay, severance pay, bonus
                                           or benefit arrangement, insurance or
                                           hospitalization program or any other
                                           fringe benefit arrangements that do
                                           not constitute employee benefit
                                           plans; or

                                  (iii)    any employment contract not
                                           terminable upon 30 days' or less
                                           written notice without further
                                           liability.

         (collectively, the "Employee Benefit Plans").

                          (b)     To Seller's knowledge:

                                  (i) all Employee Benefit Plans comply in all material respects with applicable Laws and no notice has been issued by any Governmental Authority questioning or challenging such compliance;

                                  (ii)     Seller has not engaged in a
                                           prohibited transaction (as defined
                                           in section 406 of ERISA or section
                                           4975 of the Code) with respect to
                                           any Employee Benefit Plan;

                                  (iii)    there are no pending Claims (other
                                           than routine Claims for benefits)
                                           involving any Employee Benefit Plan
                                           or the assets thereof;

                                  (iv)     no Employee Benefit Plan is a
                                           "multiemployer plan" (within the
                                           meaning of section 3(37) of ERISA);
                                           and

                                  (v)      the only Employee Benefit Plan that
                                           is subject to title IV of ERISA is
                                           the Caremark International Inc.
                                           Pension Plan and, with respect to
                                           that plan;

                                          (1)     there has been no reportable
                                                  event (as described in
                                                  section 4043 of ERISA) for
                                                  which the notice requirements
                                                  have not been waived; and

                                          (2)     no steps have been taken to
                                                  terminate the plan.

                 4.12 Compliance Material Contracts. Except as set forth on Schedule 4.12, Seller has not breached any provision of, nor is it in default under the terms of, any Material Contract, which breach or default has, or could reasonably be expected to have, a Material Adverse Effect, and, to the knowledge of Seller, no other party to any Material Contract is in default thereunder in any material respect.

                 4.13 Certain Environmental Matters. Except as disclosed on Schedule 4.13, or except as has not had, and could not reasonably be expected to have, a Material Adverse Effect: (a) the operations of the Business do not violate and have not violated any applicable Environmental Law in effect as of the date hereof, (b) Seller has not used, treated, stored, disposed of or released any pollutants, contaminants or hazardous or toxic wastes (including medical wastes), substances or materials on or at any of the properties subject to the Real Property Leases or any property adjacent thereto, except for inventories of chemicals that are to be used in the ordinary course of business of Seller (which inventories have been stored or used in accordance with all applicable Environmental Permits and all Environmental Laws) and storage of medical waste prior to disposal (which waste has been stored in accordance with all Environmental Laws), (c) neither Seller nor any of its Affiliates have received any notice from any Governmental Authority or private entity advising it that any of the properties subject to the Real Property Leases or the operation thereof is in violation of any Environmental Law or any applicable Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath any of the properties subject to the Real Property Leases or at, on or beneath any land adjacent thereto or in connection with any Waste or Contamination Site and (d) neither the Business nor the operation thereof are the subject of federal, state, local or private litigation or, to the knowledge of Seller, proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws.

                 4.14     Litigation and Judgments.  Except as disclosed on
Schedule 4.14, (a) there are no Claims pending or, to the knowledge of Seller, threatened, against Seller and affecting the Business, any officers, directors or employees of Seller in their capacity as such or relating to the transactions contemplated by this Agreement, other than Claims that, individually or in the aggregate, do not have, and could not be reasonably expected to have, a Material Adverse Effect, and (b) Seller is not subject to any order, judgment, decree or stipulation of or with any Governmental Authority that has, or could reasonably be expected to have, a Material Adverse Effect.

                 4.15 Insurance Policies. Seller maintains paid up insurance, including employee health and accident insurance, property, general liability, product liability and worker's compensation insurance, as described on Schedule 4.15, and is not in material default under any such policies. Schedule 4.15 lists each insurance policy currently providing coverage for the Acquired Assets or the Business.

                 4.16 Condition of Assets. Except as disclosed on Schedule 4.16, the Acquired Assets (other than the assets whose condition is described in Sections 4.6 (Real Property Leases) or 4.8 (Equipment and Personal Property Leases)), whether real or personal, owned or leased, have been well maintained and are in operating condition (with the exception of normal wear and tear) sufficient for the operation of the Business in accordance with past practices. The Acquired Assets and the Excluded Assets constitute all of the assets and properties required for the operation of the Business as it is presently operated by Seller in all material respects.

                 4.17 Inventories. Subject to any reserve therefor included in the Year-End Net Assets Statement or the Closing Date Net Assets Statement, all inventories of Seller (including inventory ordered but not yet received) constituting Acquired Assets consist of items of a quality usable or saleable in the normal course of the Business consistent with past practices and are in quantities sufficient for the normal operation of the Business in accordance with past practices. The inventories at December 31, 1994 are fairly reflected in the inventory accounts on the Year-End Net Assets Statement and are valued at the lower of cost or market.

                 4.18 Accounts Receivable. All Accounts Receivable of Seller constituting Acquired Assets have arisen out of bona fide transactions in the ordinary course of business and, to the knowledge of Seller, such Accounts Receivable are (except to the extent of the reserves thereon as set forth in the Year-End Net Assets Statement and the Closing Net Assets Statement) collectible in the ordinary course of business. The values at which such Accounts Receivable are carried on the books and records of Seller reflect the receivables valuation policy of Seller which is consistent with its past practice and in accordance with GAAP.

                 4.19     Capital Improvements.  Other than as described in
Schedule 4.19, Seller is not aware of any capital improvements or purchases or other capital expenditures (as determined in accordance with GAAP) relating to the Business in excess of $500,000 that Seller has committed to or contracted for which have not been completed prior to the date hereof.

                 4.20     No Undisclosed Liabilities.  Except as set forth in
Schedule 4.20, Seller does not have, and as of the Closing Date will not have, any Liabilities related to the Business except (i) Liabilities that are adequately reflected or fully reserved against in accordance with GAAP in the Year-End 1994 Balance Sheet, (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice through December 31, 1994 but are not required, under GAAP, to be reflected in the Year-End 1994 Balance Sheet, (iii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since December 31, 1994,
(iv) Liabilities (including those under Material Contracts) disclosed in the Schedules hereto and (v) Liabilities arising under contracts or other agreements that are not Material Contracts.

                 4.21     Governmental Consents.  Except as set forth in
Schedule 4.21 or as may be required for the transfer of Permits, no notice to, filing with, authorization of, exemption by or consent of any Governmental Authority is required in order for Seller to consummate the transactions contemplated hereby, except for any notice or filing, the failure of which to be given or made, and any authorization, exemption or consent, the failure of which to be obtained, could not reasonably be expected to have a Material Adverse Effect.

                 4.22 Subsidiaries. Except as set forth on Schedule 4.22, Seller does not have a greater than 50% interest in, directly or indirectly, any corporation that is used in the Business (each, a "Subsidiary" and, collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Seller has delivered to the Buyer correct and complete copies of the Certificate or Articles of Incorporation and bylaws of each of the Subsidiaries (as amended to date). All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable. Seller holds of record and owns beneficially all of the outstanding shares of each of the Subsidiaries, free and clear (except as set forth on Schedule 4.22) of any Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Seller to sell, transfer, or otherwise dispose of any rights, or other contracts or commitments that could require Seller to sell, transfer, or otherwise dispose of any capital stock of any of the Subsidiaries or that could require any of the Subsidiaries to issue, sell, or otherwise cause to become outstanding any of their own capital stock (other than this Agreement). There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any of the Subsidiaries.

                 4.23 Partnerships. Except as set forth on Schedule 4.23, Seller does not control, directly or indirectly, any partnership joint venture, business, trust or other entity (other than a corporate Subsidiary described in Section 4.22 (Subsidiaries)) that is used in the Business (a "Partnership"). Each Partnership is duly organized in the jurisdiction of its organization and has the partnership power and authority to carry or the businesses in which it is engaged and to own and use the properties owned and used by it. Seller has delivered to Buyer correct and complete copies of the organizational documents of each Partnership.

                 4.24 Representations Complete. None of the representations and warranties made by Seller herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 4.25 Taxes. Seller has duly and timely filed all material Tax Returns required to be filed by it and has paid all Taxes disclosed on such returns. Such material Tax Returns accurately reflect all material liability for taxes of Seller for the periods covered thereby. All deposits required by law to be made by Seller with respect to employees' withholding taxes have been made except for those that have not had, and could not be reasonably expected to have, a Material Adverse Effect. There are no tax liens on any Acquired Assets, except liens for Taxes not yet due except for those that have not had, and could not reasonably be expect to have, a Material Adverse Effect.

                 4.26 Compliance with Law. (i) The Business has been and is being conducted in compliance with all Laws and (ii) the Material Contracts comply with all Laws, except, in the case of clause (i) and clause (ii), where the failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect; provided, however, that no representation is made with respect to the OIG Investigation or any investigations, allegations or actions by any other Governmental Authority arising out of or connected with the OIG Investigation.


                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

                 Buyer represents and warrants to Seller as follows:

                 5.1 Due Incorporation, etc. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Buyer is qualified to do business as a foreign corporation in each jurisdiction where such qualification is necessary to conduct the Business, except where any failure or failures to be so qualified would not, in the aggregate, have a Material Adverse Effect.

                 5.2      Corporate Authority.

                          (a) Due Authorization. Buyer has corporate power and authority to enter into this Agreement and the Additional Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and the Additional Agreements to which Buyer is a party will be, duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                          (b) Certificate of Incorporation, By-Laws, etc. The execution and delivery of this Agreement does not, and the performance of its obligations hereunder by Buyer will not, violate any provisions of the Certificate of Incorporation or by-laws of Buyer or violate any provision of or result in the creation of any Lien under, any agreement, indenture, instrument, lease, security, mortgage, lien, order, arbitration award, judgment or decree to which Buyer is a party or by which it or any of its properties is bound.

                 5.3 Buyer Consents. Except as set forth on Schedule 5.3, no notice to, filing with, authorization of, exemption by, or consent of, any person, entity, or Governmental Authority is required in order for Buyer to consummate the transactions contemplated hereby.


                                   ARTICLE 6

                             PRE-CLOSING COVENANTS

                 6.1 Access to Information. As coordinated by the Transition Team, Seller shall give Buyer's representatives access, during normal business hours and without unreasonable interference with business operations, to all of the information, facilities, properties, books, contracts, commitments and records of Seller and shall make Seller's officers and employees available to such representatives as Buyer shall from time to time reasonably request; provided, however, that Seller may withhold access to the identity of key customers and other sensitive information of Seller not relevant to establishing the value of the Business.

                 6.2 Consents to Transfer Material Contracts and Material Permits. As soon as practicable, Seller shall provide Buyer with a schedule of all contracts for which the failure to obtain consent of a third party for the transfer thereof to Buyer would have a Material Adverse Effect and Material Permits that will require the consent of third parties for the transfer thereof to Buyer. Seller and Buyer will use their respective best efforts to arrange meetings between appropriate representatives of Seller and Buyer and any parties to any contract where such consent is required and otherwise to obtain such consents. Seller and Buyer will use their respective best efforts to obtain all required consents and approvals to assign and transfer the Material Permits to Buyer at Closing, to the extent that such Material Permits are transferable.


                 6.3      Ordinary Course.

                          (a)     Seller shall use its best efforts to:

                                  (i)      operate the Business only in its
                 usual, regular and ordinary course and manner;

                                  (ii)     retain all key contracts of the
                 Business;

                                  (iii)    retain the Key Employees of the
                 Business; and

                                  (iv)     observe and perform, and remain in
                 compliance with, its obligations under the Material Contracts and any other obligations the breach or violation of which would have, individually or in the aggregate, a Material Adverse Effect.

Seller shall maintain its books, accounts and records in its usual, regular and ordinary manner, and on a basis consistent with the Financial Statements.

                          (b)     Without limiting the generality of the
foregoing, Seller shall not, and shall not agree to, without Buyer's prior written consent:

                                  (i)      enter into any agreements or
                 contracts that would require payments by Seller of more than $200,000 over any period of twelve (12) months (other than in settlement of litigation for cash) or impose material restrictions that would affect the continued operation of the Business by Buyer in whole or in part;

                                  (ii)     amend or terminate any Material
                 Contract or Material Permit, other than in the ordinary course of business;

                                  (iii) increase the compensation payable or to become payable to any of Seller's officers, employees or agents employed by the Business, other than in the ordinary course of business;

                                  (iv)     except as set forth on Schedule
                 4.11, enter into any employment contract or agreement with any existing or prospective employee of the Business that is not terminable at will;

                                  (v) except as set forth on Schedule 4.7, create or suffer to be imposed any Lien on any of the Acquired Assets;

                                  (vi) sell or transfer any of the Acquired Assets, other than in the ordinary course of business;

                                  (vii)    change its accounting systems,
                 accounting policies or accounting practices;

                                  (viii)   waive any rights relating to the
                 Business that have any value, other than in the ordinary course of business;

                                  (ix) enter into any transactions relating to the Business with any of its Affiliates, other than in the ordinary course of business;

                                  (x)      terminate or threaten to terminate
                 the employment of any officer or Key Employee; or

                                  (xi) take any action, or omit to take any actions, within its control, that would cause any of the representations and warranties set forth in Article 4 (Representations and Warranties of Seller) to become untrue in any material respect as of or prior to the Closing Date.

                          (c)     Seller shall use all commercially reasonable
efforts to (i) preserve the present business organization and personnel of the Business, and (ii) preserve the present goodwill and advantageous relationships of Seller with respect to the Business.

                 6.4 HSR Filings. Buyer and Seller shall make all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date in connection with the HSR Act and shall use their respective best efforts to obtain all necessary governmental approvals.

                 6.5 Updated Financial Statements. Seller shall prepare audited financial statements of the Business as of and for the years ended December 31, 1992, 1993 and 1994. Such updated financial statements shall be prepared in accordance with GAAP, shall be certified by the Chief Financial Officer of Seller and shall be provided to Buyer as soon as practicable, but in no event later than 55 days after the Closing Date.

                 6.6 Financing. In the event that Buyer is unable to obtain the Senior Bank Financing described in Article 3 (Financing), Buyer will use its best efforts to obtain alternate financing on substantially similar terms from comparable lenders.

                 6.7 Notice of Certain Events. Buyer and Seller shall promptly notify the other party of:

                          (a) any notice or other communication from any Governmental Authority, person or entity alleging that the consent of such person or entity is required in connection with the transactions contemplated by this Agreement; and

                          (b) any Claim commenced or, to such party's knowledge, threatened, relating to the consummation of the transactions contemplated by this Agreement.

                 6.8 Other Discussions. Seller and its Affiliates and each of their respective officers, directors, employees, representatives and agents will not solicit or (subject to their fiduciary duties) negotiate any offers, by or with any entity, directly or indirectly, other than Buyer, regarding the sale or transfer of any of the Acquired Assets; provided, however, that any activity described in this Section 6.8 shall be permitted that is otherwise subject to, and consistent with, this Agreement.

                 6.9 Additional Agreements. The parties will negotiate in good faith in order to attempt to agree on the terms of each Additional Agreement at or before the Closing.

                 6.10     Transition Matters.

                          (a)     Transition Team.  Buyer and Seller will form
a transition team (the "Transition Team") headed by their respective chief operating officers to create a plan to transition the Business and to resolve operating issues as they arise from the date hereof to the Closing.

                          (b)     Transition Assistance of Seller and CII.
Except as approved by the Transition Team, from the date hereof, Seller and CII will not take any action that is designed, intended or could reasonably be expected to have the effect of discouraging material customers, suppliers, lessors and other business associates from maintaining their business relationships with Buyer after the Closing Date.

                          (c)     Transition Assistance of Buyer.  Except as
approved by the Transition Team, from the date hereof, Buyer and its Affiliates will not take any action that is designed, intended or could reasonably be expected to have the effect of discouraging material customers, suppliers, lessors and other business associates from maintaining their business relationship with Seller from the date hereof until the Closing, nor will Buyer or its Affiliate take any action that is designed, intended or could reasonably be expected to cause the resignation or termination of any employee of Seller or CII prior to the Closing.

                 6.11 Bank Financing. Buyer will not willfully and intentionally cause a condition to the obligations of Buyer's senior bank lenders (the "Senior Bank Lenders") or the Placement Agent not to be met, the satisfaction of which is under its control.



                                   ARTICLE 7

                       CONDITIONS TO OBLIGATIONS OF BUYER


                 The obligations of Buyer under this Agreement are, at the option of Buyer, subject to satisfaction of the following conditions on or before the Closing Date:

                 7.1 Warranties True. The representations and warranties of Seller contained herein shall have been true in all respects on and as of the date hereof.

                 7.2 Expiration of HSR Waiting Period. The waiting period under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

                 7.3 Opinions of Counsel. Buyer shall have received opinions, dated as of the Closing Date, of Thomas R. Schuman, General Counsel to Seller and CII, and Latham & Watkins, special counsel to Seller and CII, to the cumulative effect set forth on Exhibit 7.3.

                 7.4 No Actions or Proceedings to Restrain Transaction. No Governmental Authority shall have issued any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

                 7.5 Bank Financing. A definitive agreement shall have been executed by Buyer and the Senior Bank Lenders with respect to the Senior Bank Financing and such lenders shall be prepared to fund simultaneously with the Closing.


                                   ARTICLE 8

                  CONDITIONS TO OBLIGATIONS OF SELLER AND CII

                 The obligations of Seller and CII under this Agreement are, at the option of Seller and CII, subject to the satisfaction of the following conditions on or before the Closing Date:

                 8.1 Warranties True. The representations and warranties of Buyer contained herein shall have been true in all respects on and as of the date hereof.

                 8.2 Expiration of HSR Waiting Period. The waiting period under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

                 8.3 Opinion of Counsel. Seller shall have received an opinion, dated as of the Closing Date, of Brobeck, Phleger & Harrison, special counsel to Buyer, to the effect set forth on Exhibit 8.3.


                 8.4 No Actions or Proceedings to Restrain Transaction. No Governmental Authority shall have issued any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE 9

                          EMPLOYEES AND BENEFIT PLANS

                 9.1 Employees. As of the Closing Date, Buyer shall offer to hire (i) each of the employees then employed by Seller in connection with the Business (whether or not then actively at work), other than such employees as agreed upon in writing by Buyer and

Seller, and (ii) accounts payable personnel dedicated to accounts payable of the Business in a number no greater than twenty, on terms and conditions (other than employee benefits) that in the aggregate are substantially comparable in material respects to those provided to such employees immediately prior to the Closing Date. Each such employee who accepts Buyer's offer of employment shall be referred to herein as a "Continuing Employee". Notwithstanding the foregoing, employees of Seller receiving long-term disability benefits as of the Closing Date (and their dependents) shall remain the responsibility of Seller.

                 9.2      Employee Benefit Plans.

                          (a)     Effective as of the Closing Date, Buyer shall
cause a defined contribution plan (within the meaning of section 3(34) of ERISA) maintained by Buyer which is designed to be qualified under section 401(a) of the Code (the "Buyer's Savings Plan") to accept direct transfers (of the type referred to in Code Section 401(a)(31)) from Seller's 401 CARE Plan and Seller's Savings Plan.

                          (b)     Effective as of the Closing Date, all
Continuing Employees (and, to the extent applicable, their respective dependents) shall cease participation in the Employee Benefit Plans, except as specifically provided by the terms of such plans or as required by law, and for periods on and after the Closing Date, shall be eligible to participate in employee benefit plans, arrangements, programs and policies maintained by Buyer (collectively referred to herein as "Buyer's Plans") which shall provide benefits (other than stock based or related benefits or severance benefits) to Continuing Employees (and, to the extent applicable, their dependents and beneficiaries) which, in the aggregate, are substantially comparable in all material respects to the benefits provided to Buyer's other employees in comparable positions. Buyer shall cause its "group health plans," as defined in section 5000(b) of the Code, which cover any of Continuing Employees or in which Continuing Employees (and their dependents) are eligible to participate, to waive any limitations or exclusions on pre-existing conditions, except to the extent that such limitations or exclusions are applied as of the Closing Date to a Continuing Employee or a dependent under the group health plans of Seller and, to the extent applicable, Continuing Employees (and their eligible dependents) shall be given credit for all purposes under each of Buyer's Plans (other than benefit accrual purposes under any such plan which is an employee pension benefit plan (as that term is defined in section 3(2) of ERISA)) for their service with Seller, including the following purposes: eligibility for participation, vesting, satisfying any waiting periods, evidence of insurability requirements and determining benefits based on length of service (such as vacation and severance). To the extent applicable, Continuing Employees (and their eligible dependents) shall be given credit under each of the applicable Buyer's Plans which is an employee welfare benefit plan (as that term is defined in section 3(1) of ERISA) for amounts paid under a corresponding Employee Benefit Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of Buyer's Plans. Seller shall provide to Buyer appropriate information with respect to the service of Continuing Employees and amounts paid under the Employee Benefit Plans to enable Buyer to properly provide credit for such service and amounts as required pursuant to this Section 9.2(b) and Buyer shall be entitled to rely on such information.

                          (c)     Seller and its Affiliates shall assume and
retain, and Buyer shall not assume or have any liability or obligation for, under or with respect to any Employee Benefit Plan, including Claims incurred under any Employee Benefit Plan prior to the Closing Date and all Liabilities for retiree medical benefits, and Seller shall have no liability or obligation for, under or with respect to any of Buyer's Plans.

                          (d)     Notwithstanding the foregoing provisions of
this Article 9, nothing in this Agreement shall limit or restrict in any way the rights of Buyer to modify, amend, terminate or establish employee benefit plans or arrangements in whole or in part at any time after the Closing Date, nor shall it require Buyer to provide any form or level of benefit to any employee after the Closing Date; provided, however, that for a period of 180 days following the Closing Date, Buyer shall maintain for the benefit of Continuing Employees a severance pay program that is substantially similar in all material respects to the Caremark International Inc. Severance Plan; and provided, further, that Buyer shall have no liability for any severance or similar payments to any employees or group of employees scheduled to be terminated subsequent to the Closing Date (which employees need not, in any event, have been specifically identified prior to Closing) as a result of any plans of Seller in effect prior to the Closing Date; and any such terminations prior to the Closing Date will be subject to the written consent of Buyer.


                                   ARTICLE 10

                                CLOSING MATTERS

                 10.1 Closing. The Closing shall take place at the offices of Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606, at 10:00
AM: (i) as soon as practicable following the date on which all of the Closing conditions set forth in Article 7 (Conditions to Obligations of Buyer) and
Article 8 (Conditions to Obligations of Seller and CII) are satisfied or waived, or (ii) such later date to which the parties agree.

                 10.2 Deliveries by Seller. At the Closing, Seller and, if applicable, CII, will deliver the following to Buyer:

                          (a)     executed Additional Agreements;

                          (b) to the extent that Seller has received consents therefor, originals of, and duly executed assignments of, all of the following:

                                  (i)      the Real Property Leases (and, if
                                           any such Real Property Lease or a
                                           memorandum thereof has been
                                           recorded, such assignment shall be
                                           in recordable form);

                                  (ii)     the Personal Property Leases (and,
                                           if any such Personal Property Lease
                                           or a memorandum thereof has been
                                           recorded, such assignment shall be
                                           in recordable form);

                                  (iii)    Seller Purchase Orders;

                                  (iv)     the Provider Contracts;

                                  (v)      the Other Contracts;

                          (c) an assignment of all contracts pursuant to which Seller or any of its Subsidiaries subcontracts with third parties for the provision of infusion therapy services outside the home including in-office supply agreements, supply agreements to hospices and nursing homes, and agreements relating to any Caremark Connection locations;

                          (d) satisfactory evidence of transfer to Buyer of all joint venture or partnership interests included in the Other Assets to the extent transferred on or prior to the Closing Date;

                          (e) certificates representing the stock of all Subsidiaries, duly endorsed for transfer, or executed stock powers with respect thereto;

                          (f) copies of all consents and approvals for the transfer of acquired Assets obtained by Seller prior to the Closing Date;

                          (g)     a copy of each insurance policy listed in
         Schedule 4.15; and

                          (h) the opinion referred to in Section 7.3 (Opinions of Counsel).

                 10.3 Deliveries by Buyer. At the Closing, Buyer will deliver the following to Seller:

                          (a)     executed Additional Agreements;

                          (b) the portion of the Purchase Price payable to Seller at the Closing pursuant to Sections 2.1(a) and (b) (Payment of Purchase Price), including the Notes;

                          (c) copies of all documents pursuant to which the Notes are issued, including indentures; and

                          (d) the opinion referred to in Section 8.3 (Opinion of Counsel).

                                   ARTICLE 11

                              POST-CLOSING MATTERS

                 11.1 Further Assurances. Upon the reasonable request of Buyer, Seller and, if applicable, CII, will on and after the Closing Date execute and deliver to Buyer such documents, releases, assignments and instruments as may be required to effectuate the transfer and assignment to Buyer of, and to vest in Buyer title to, each of the Acquired Assets and Assumed Obligations.

                 11.2 Records for Tax Returns. Each party shall retain and make available to the other party (i) such records and information (including, with respect to Buyer, the Information and Records) as it may reasonably require for the preparation of any Tax Return or (ii) the defense of any audit, examination, administrative appeal or litigation of any Tax Return.

                 11.3     Access to Records, Information and Personnel.

                          (a)     Information and Records.  Buyer agrees to
provide Seller with access to all relevant documents and other information (including the Information and Records) that may be needed by Seller for purposes of responding to any audits, investigations or other proceedings by any Governmental Authority or other person or entity or for any other reasonable purpose (including the defense or prosecution of any Claim or any investigation, including the OIG Investigation). Such access will be during normal business hours, upon reasonable prior notice and without unreasonable interference with normal business operations.

                          (b)     Personnel.  In the event that, after the
Closing Date, Seller shall require the participation of officers and employees formerly employed by Seller to aid in the defense or prosecution of Claims or investigations (including the OIG Investigation), and so long as there exists no conflict of interest between the parties, Buyer shall make such officers and employees reasonably available to Seller to participate in such defense or prosecution; provided, that Seller shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

                 11.4     Retention of Information and Records.

                          (a)     Buyer agrees for a period extending five (5)
years from and after the Closing Date not to destroy or otherwise dispose of any records (including the Information and Records) relating to the period prior to the Closing Date. After such five (5) year period, Buyer may destroy or otherwise dispose of such records, but only if Buyer first shall offer in writing to surrender such records to Seller and Seller shall not agree in writing, during the thirty (30) day period after such offer is made, to take possession of such records. In addition, Buyer shall (i) retain all Information and Records that might be sought by a Governmental Authority in connection with the OIG Investigation until the termination of such investigation, (ii) notify Seller of the initial location of such Information and

Records, (iii) notify Seller of any subsequent change in the location of such Information and Records and (iv) cooperate with Seller, at Seller's expense, in any production of documents required pursuant to the OIG Investigation.

                          (b)     Buyer consents to the retention by Seller of
originals of Information and Records that, as of the Closing, have been subpoenaed or produced in connection with the OIG Investigation.

                 11.5 Infusion Therapy Services Contract. If any Affiliated Physician Group subcontracts with another entity to provide such services, Seller will make available to such Affiliated Physician Group a copy of the Infusion Therapy Services Contract, and will use its reasonable efforts, subject to applicable law, to ensure that such Affiliated Physician Group fairly evaluates such agreement and that such Affiliated Physician Group makes a determination as to whether to enter into such agreement based on considerations of service, quality and price.

                 11.6 Post-Closing Deliveries. After the Closing, each party agrees to promptly deliver to the other party any and all monies, checks, instruments, invoices, bills, receipts, notices, mail and other written communications received by it but addressed or directed toward or, with respect to payments, due to the other party.

                 11.7 Post-Closing Inquiries. After the Closing, Seller and CII will refer all customer inquiries relating to the Business to Buyer.


                                   ARTICLE 12

                                  TERMINATION

                 12.1     Termination.  This Agreement may be terminated at any
                    time on or prior to the Closing Date:

                          (a) With the mutual written consent of Seller, CII and Buyer; or

                          (b) By Seller and CII or Buyer, if the Closing shall not have taken place on or before June 30, 1995, or such later date as may be mutually approved in writing by Buyer and Seller and CII.

                 12.2 Effect of Termination. If this Agreement is terminated as permitted by Section 12.1 (Termination), termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement. The provisions of Section 17.1 (Expenses), Article 15 (Confidentiality), Section 17.3 (Brokers), Section 17.8 (Applicable Law),
Section 17.10 (No Third Party Beneficiaries) and Section 17.11 (Publicity) shall survive any termination hereof pursuant to Section 12.1 (Termination).
If this Agreement is terminated as permitted by Section 12.1 (Termination), all Confidential Information shall be returned to the Disclosing

Party, together with any and all copies made thereof, upon request for such return by it (except for documents submitted to a Governmental Authority with the consent of the Disclosing Party or upon subpoena and that cannot be retrieved with reasonable effort), and, in the case of (i) oral Confidential Information furnished to one party by the other which shall have been reduced to writing by the Receiving Party and (ii) all internal documents of any party describing, analyzing or otherwise containing Confidential Information furnished by one party, all such writings and documents shall be destroyed upon the request of the Disclosing Party, and the Receiving Party shall confirm in writing to the other party compliance with any such request.


                                   ARTICLE 13

                          SURVIVAL AND INDEMNIFICATION

                 13.1 Survival. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and (a) the representations and warranties set forth in Section 4.25 (Taxes) and Section 4.26 (Compliance with Law) shall survive until the expiration of the statute of limitations with respect to such matters and (b) all other representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the second anniversary of the Closing Date. No claim or action for indemnity pursuant to Sections 13.2 (Indemnification by Seller and CII) or Section 13.3 (Indemnification by Buyer) hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this Section 13.1 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other party hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto. It is understood and agreed that, except as explicitly provided in this Agreement, after the Closing there shall be no liability or obligation in respect of a breach or alleged breach of any representation or warranty.

                 13.2 Indemnification by Seller and CII. Seller and CII, jointly and severally, agree to indemnify Buyer and, without duplication, each of its Affiliates, and each of their respective officers, directors, employees and representatives, against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by Buyer or any of its Affiliates, or any of their respective officers, directors, employees or representatives (or any combination thereof), arising out of any of the following:

                          (a) the failure of any representation or warranty made by Seller pursuant to this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, to be true in all respects (except for such changes as are contemplated by, or as are not in violation of, the terms of this Agreement) on and as of the date hereof and the Closing Date (as though made again on the Closing Date);

                          (b) any material breach by Seller of any covenant of Seller set out in this Agreement;

                          (c) the use, operation or ownership of any of the Excluded Assets after the Closing;

                          (d) any Liabilities of Seller or any of its Affiliates other than the Assumed Obligations, including the Excluded Liabilities;

                          (e) any Taxes owed by Subsidiaries for the periods ending prior to the Closing Date, including any Liability for Taxes imposed under Treas. Reg. Section 1.1502-6 (or comparable provisions of state or local law);

                          (f) Liabilities under Bulk Sales Laws; or

                          (g) the failure by Seller to obtain, as of the Closing Date or within 45 days thereafter, all consents, approvals and waivers from third parties necessary to transfer Material Contracts to Buyer and to transfer the Acquired Assets as provided in Section 4.7 (Title) herein;

provided that Seller shall not be liable under Section 13.2(a) with respect to Losses substantially caused by the willful or grossly negligent actions of Buyer or the proper disclosure of this Agreement; and provided, further, that Seller shall not be liable under Section 13.2(a) with respect to Losses arising from a breach of any representation or warranty unless the aggregate amount of Losses with respect to such breach exceeds $10 million and then only to the extent of such excess amount; and provided, further, that Seller shall in no event be liable to Buyer under Section 13.2 (a) with respect to Losses arising from breaches of representations and warranties in an amount exceeding $130 million. For purposes of this Section 13.2, any Loss which might be deemed to arise both (i) under Section 13.2(a) and (ii) under any of Sections 13.2(b)-(g) shall be deemed to not arise under Section 13.2(a) but instead to arise under such Section 13.2(b), (c), (d), (e), (f) or (g).

                 13.3 Indemnification by Buyer. Buyer agrees to indemnify Seller, CII and, without duplication, each of their Affiliates, and each of their respective officers, directors, employees and representatives, against, and agrees to hold them harmless from, any and all Losses incurred or suffered by Seller, CII or any of their Affiliates, or any of their respective officers, directors, employees or representatives (or any combination thereof), arising out of any of the following:

                          (a) the failure of any representation or warranty made by Buyer pursuant to this Agreement to be true in all material respects as of the date hereof;

                          (b) the failure of a representation or warranty made by Buyer pursuant to this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, to be true in all respects (except for such changes as are contemplated by, or as are not in violation of, the terms of this Agreement) on and as of the Closing Date, with only such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                          (c) any material breach by Buyer of any covenant of Buyer set out in this Agreement;

                          (d) the Assumed Obligations (including Buyer's failure to perform or to pay and discharge in due course any Assumed Obligations); or

                          (e) the use, operation or ownership of any of the Acquired Assets, or the operation of the Business, after the Closing.

                 13.4 Losses Net of Insurance, etc. The amount of any Loss for which indemnification is provided under this Article 13 shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss.

                 13.5     Procedures for Indemnification.

                          (a) Notice of Claims; Assumption of Defense. The indemnified party shall give prompt notice to the indemnifying party, in accordance with the terms of Section 17.4 (Notices), of the assertion of any Claim in respect of which indemnity may be sought hereunder (including in connection with any Losses that the indemnified party deems to be within the ambit of this Article 13). Such notice (a "Claim Notice") shall specify with reasonable particularity the reason therefore and provide reasonable detail of how the Claim has arisen and an estimate of the amount the indemnified party reasonably anticipates that it will be entitled to on account of indemnification by the indemnifying party; provided that no failure to give any such notice shall result in the loss of any rights to indemnification hereunder except to the extent that the ability of the indemnifying party to defend a Claim was materially prejudiced by the failure to send such Claim Notice. If the indemnifying party does not object to such Claim Notice within 45 days of receipt thereof, the indemnified party shall be entitled to recover the amount owed by it as a result of such Claim. If, however, the indemnifying party advises the indemnified party that it disagrees with the indemnified party's claim for indemnification, the parties shall, for a period of 45 days after the indemnifying party advises the indemnified party of such disagreement, attempt to resolve the difference. The indemnifying party may, at its own expense, (i) participate in and,
         (ii) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to Section 13.2 (Indemnification by Seller and CII) or Section 13.3 (Indemnification by Buyer) for all Losses arising out of such Claim, at any time during the course of any such Claim, assume control of the defense thereof; provided that the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such Claim. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. If the indemnifying party elects to defend a third party Claim, the indemnified party (x) shall, at the indemnifying party's expense, make available to the indemnifying party and its agents and representatives all records, personnel and other materials reasonably required in connection with the defense of such Claim and (y) shall otherwise cooperate with and assist the indemnifying party in the defense of such Claim, all at the indemnifying party's expense. The provisions of this Section 13.5(a) regarding consultation with the indemnified party and the indemnified party's right to participate in any defense shall apply without limitation to any Claim by a third party payor for which indemnification is sought hereunder.

                          (b) Settlement or Compromise. Whether or not the indemnifying party shall have assumed the defense of any such Claim of the kind referred to above, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge such Claim without the indemnifying party's prior written consent (which will not be unreasonably withheld). The indemnifying party shall obtain the written consent of the indemnified party before entering into any settlement, adjustment, compromise or discharge, or ceasing to defend against any such Claim, only if, as a result thereof, there would be imposed on the indemnified party any liability or obligations not covered by the indemnity obligations of the indemnifying party under this Agreement.

                          (c) Failure of Indemnifying Party to Act. In the event that the indemnifying party does not elect to assume the defense of any Claim, then any failure of the indemnified party to defend or to participate in the defense of any such Claim to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

                 13.6 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (x) pursuant to Sections 13.2(b)-(g) (Indemnification by Seller and CII) and Sections 13.3(c)-(e) (Indemnification by Buyer) shall terminate when the applicable statutes of limitations with respect to the Liabilities in question expire and (y) pursuant to Section 13.2(a) (Indemnification by Seller and CII) and Sections 13.3(a) and
(b) (Indemnification by Buyer) shall terminate when the applicable representation terminates pursuant to Section 13.1 (Survival); provided, however, that as to clause (x) and (y) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice stating in reasonable detail the basis of such claim to the indemnifying party.

                                   ARTICLE 14

                    SECURITIES LAW AND STANDSTILL PROVISIONS

                 14.1 Acquisition for Investment. Buyer and Seller hereby acknowledge that the Notes to be issued to Seller pursuant to the terms of this Agreement are being acquired in good faith for investment for Seller's own account and not with a view to a distribution or resale thereof.

                 14.2 Legend. The Notes issued pursuant to the provisions of this Agreement shall bear the following legend:

                          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                 REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF EXEMPTION THEREFROM UNDER SAID ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

                 14.3 Standstill. Except for the conversion shares issuable to Seller pursuant to the terms of this Agreement and the Convertible Notes (the "Conversion Shares"), for the time period set forth in Section 14.5 (Term and Termination), neither Seller nor any Affiliate of Seller (regardless of whether such person or entity is an Affiliate on the date hereof) shall (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of Buyer, (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of Buyer, (c) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Buyer (a "13D Group") or (d) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Buyer.

                 14.4 Transfer Restrictions. For the time period set forth in Section 14.5 (Term and Termination), neither Seller nor any Affiliate of Seller (regardless of whether such person or entity is an Affiliate on the date hereof) shall, directly or indirectly (i) sell, transfer, assign, pledge, encumber or otherwise dispose of any of the Convertible Notes or Conversion Shares to any person or entity engaged in any business that is the same as or substantially similar to the business of Buyer as conducted on the date thereof or (ii) transfer "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of (A) Convertible Notes representing the right to acquire 5% or more of Buyer's outstanding voting securities or (B) 5% or more of Buyer's outstanding voting securities, including the Conversion Shares, to any person, entity or 13D Group in any transaction or series of related transactions, without the prior written consent of a majority of Buyer's disinterested directors, which consent shall not be unreasonably withheld. For purposes of this Section 14.4, a series of transactions will be deemed to be related if they occur within twelve months of another transaction involving the same person, entity or 13D Group.

                 14.5 Term and Termination. Seller will no longer be subject to the restrictions contained in this Article 14 (i) when the Conversion Shares beneficially owned or held by Seller and its Affiliates no longer constitute more than 2% of the outstanding voting securities of Buyer,
(ii) if a tender offer or exchange offer is made by any person (other than Seller or its Affiliates) to acquire more than 50% of Buyer's outstanding voting securities or (iii) if the board of directors and the stockholders of Seller (other than Seller and its Affiliates) shall have approved a merger, business combination or other similar transaction in which Buyer would not be the surviving corporation and Seller participates in such transaction in the same manner as Buyer's remaining stockholders.


                                   ARTICLE 15

                                CONFIDENTIALITY

                 15.1 Nondisclosure and Nonuse of Confidential Information. Until the Closing, all Confidential Information shall be kept confidential by the Receiving Party, and shall only be used in connection with the transactions contemplated hereby. Until the Closing, the Receiving Party shall not disclose the Confidential Information to any person or entity without the written consent of the Disclosing Party and the Receiving Party shall safeguard the Confidential Information to the same extent that such party safeguards its own confidential information, and in any event with not less than a reasonable degree of care.

                 15.2 Obligations with Respect to Agents, Employees and Representatives. Buyer and Seller acknowledge that certain of the agents, employees and representatives of the Receiving Party may have access to the Confidential Information disclosed by the Disclosing Party, and the parties hereto agree that the only agents, employees and representatives of the Receiving Party who will receive the Confidential Information will be those who have a need to know such Confidential Information for purposes of enabling the Receiving Party to pursue the transactions contemplated hereby. The parties hereto will instruct each of their agents, employees and representatives who may receive Confidential Information to safeguard the Confidential Information from disclosure and treat such Confidential Information as confidential; if either party fails to so instruct any agent, employee or representative who may receive Confidential Information in accordance herewith such party shall be deemed to have materially breached this Agreement.

                 15.3 Return of Written Confidential Information. Any and all written information or materials distributed hereunder, along with all copies of the same, shall be destroyed or returned to the Disclosing Party upon request.

                                   ARTICLE 16

                                 NONCOMPETITION

                 16.1 Competing Business. For the period from the Closing through December 31, 2001, Seller will not, and will not permit any of its Affiliates to, engage in, directly or indirectly, or have any direct or indirect interest in any entity or person that engages in any business which is the same as or substantially similar to the Business as it is conducted on the date hereof (a "Competing Business"); provided, however, that Seller may own up to 20% of the equity of an entity whose Competing Business revenues are at all times less than 30% of such entity's total revenues; provided, further, that the aggregate of (i) Seller's proportionate share of the Competing Business Revenues per year described in this Section 16.1 above and (ii) the Affiliated Physician Group revenues described in Section 16.2 (Business Relating to Affiliated Physician Groups) below does not exceed the following amounts (the "Permitted Competing Business Revenues"):

                                                            Permitted Competing
                 After Closing                              Business Revenues
                 Through 12/31/95                                   $10 million
                 Through 12/31/96                                   $10 million
                 Through 12/31/97                                   $10 million
                 Through 12/31/98                                   $10 million
                 Through 12/31/99                                   $14 million
                 Through 12/31/2000                                 $18 million
                 Through 12/31/2001                                 $22 million

                 16.2 Business Relating to Affiliated Physician Groups. For any calendar year ending after the Closing through December 31, 2001, no Affiliated Physician Group shall have Competing Business revenues which, when combined with Seller's proportionate share of the Competing Business revenues, described in Section 16.1 (Competing Business), exceed the Permitted Competing Business Revenues. Buyer acknowledges that Seller does not control medical decision-making by any Affiliated Physician Group. Seller acknowledges, however, that Competing Business revenues of Affiliated Physician Groups shall be included, as set forth above, in calculating Permitted Competing Business Revenues hereunder.

                 16.3 Acquired Competing Businesses. Nothing contained herein shall prohibit Seller from acquiring more than a 20% equity interest in any business, the Competing Business revenues of which are less than 30% of its total revenues; provided, however, that either the competitive portion of any such acquired business (an "Acquired Competing Business") is divested no later than one year after such acquisition or Seller divests itself of sufficient interest so that it remains in compliance with the foregoing restrictions after such one-year period. Seller will propose sale terms for the Acquired Competing Business to Buyer as soon as practicable after its acquisition, and Buyer shall have a right of first refusal to acquire the Acquired Competing Business on such terms as may be agreed by Buyer and Seller. If Buyer and Seller do not agree on sale terms within 60 days thereafter, Seller shall be free to sell the Acquired Competing Business to another entity; provided, however, that Buyer shall have the right (for ten business days) to match the terms offered by such other entity if these terms are significantly less advantageous to Seller than the terms previously proposed by Seller to Buyer.

                 16.4 Compliance Certificates. Not later than February 15 of each year, Seller's Chief Financial Officer shall certify to Buyer in writing that Seller was in compliance with the foregoing noncompetition provisions during the preceding calendar year. If Buyer so requests and at Buyer's expense, Seller's independent public accountants will certify to Buyer in writing at the same time and to the same effect. Buyer's independent public accountants shall be entitled to review the workpapers of Seller's independent public accounts with respect to such certificate.

                 16.5 Scope of Covenants. Seller agrees and acknowledges that this Article 16 is reasonable with respect to duration, geographic area and scope. Each of the covenants of Seller contained in this Article 16 shall be construed as a separate and independent covenant covering the respective subject matter of the covenant. To the extent that any covenant shall be determined to be judicially unenforceable in any one or more area, that covenant shall not be affected with respect to every other area, each covenant being construed as severable and independent with respect to each area.

                 16.6     Severability.  To the extent any provision of this
Article 16 shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Article 16 shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Article 16 be in excess of that which is valid and enforceable under applicable Law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Buyer and Seller acknowledge the uncertainty of the Law in this respect and expressly stipulate that this
Article 16 shall be given construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable Law.


                                   ARTICLE 17

                                 MISCELLANEOUS

                 17.1 Expenses. Except as provided in the next sentence, each party hereto shall bear its own expenses with respect to this transaction. Buyer shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority, required to be paid in connection with the transfer and assignment of the Acquired Assets.

                 17.2 Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by all parties.

                 17.3 Brokers. Except for Lazard Freres & Co., on behalf of Seller (whose fees will be paid by Seller) and The Parthenon Group, Inc. on behalf of Buyer (whose fees will be paid by Buyer), each of the parties hereto represents that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by it.

                 17.4 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, telecopy or other wire transmission (provided that a copy of such transmission is simultaneously posted in the manner provided in clause (iii) below) or (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                 (a)      If to Seller addressed as follows:

                          Caremark Inc.
                          2215 Sanders Road, Suite 400
                          Northbrook, Illinois  60062
                          Attention:  C. A. Lance Piccolo,
                                      Chairman of the Board,
                                      Chief Executive Officer
                          Facsimile:  (708) 559-4603

                          with copies to:

                          Caremark Inc.
                          2215 Sanders Road, Suite 400
                          Northbrook, Illinois  60062
                          Attention:  Thomas R. Schuman
                                      General Counsel
                          Facsimile:  (708) 559-5250

                          and

                          Latham & Watkins
                          Suite 5800
                          Sears Tower
                          Chicago, Illinois  60606
                          Attention:  Marilee C. Unruh
                          Facsimile:  (312) 993-9767

                 (b)      If to CII, addressed as follows:

                          Caremark International Inc.
                          2215 Sanders Road, Suite 400
                          Northbrook, Illinois  60062
                          Attention:  C.A. Lance Piccolo
                                      Chairman of the Board
                                      Chief Executive Officer
                          Facsimile:  (708) 559-4603

                          with copies to:

                          Caremark International Inc.
                          2215 Sanders Road, Suite 400
                          Northbrook, Illinois  60062
                          Attention:  Thomas R. Schuman
                          Facsimile:  (708) 559-4790

                          and

                          Latham & Watkins
                          Suite 5800
                          Sears Tower
                          Chicago, Illinois  60606
                          Attention:  Marilee C. Unruh
                          Facsimile:  (312) 993-9767

                 (c)      If to Buyer, addressed as follows:

                          Coram Healthcare Corporation
                          1125 Seventeenth Street, Suite 1500
                          Denver, CO  80202
                          Attention:  James M. Sweeney
                                      Chairman of the Board and
                                      Chief Executive Officer
                          Facsimile:  (303) 298-0043

                          with a copy to:

                          Brobeck Phleger & Harrison
                          Suite 1000
                          4675 MacArthur Court
                          Newport Beach, CA  92660-1836
                          Attention:  Richard Fink
                          Facsimile:  (714) 752-7522
or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                 17.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereto shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

                 17.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 17.7 Headings. The headings preceding the text of this Agreement are for convenience only and shall not be deemed part of this Agreement.

                 17.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois (without reference to the choice of law provisions of Illinois law), except with respect to matters of law concerning the internal corporate affairs of Seller and Buyer or their Affiliates, and as to those matters, the law of the jurisdiction under which the respective entity derives its powers shall govern.

                 17.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Prior to the Closing, Buyer may assign to a wholly-owned subsidiary corporation Buyer's right to the Acquired Assets; provided, however, that in no event shall such assignment release Buyer of any of its obligations under this Agreement; and provided, further, that no other assignment or other transfer shall be made without the prior written approval of each of the parties hereto.

                 17.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Affiliates and no provision of this Agreement (including the provisions of Article 9 (Employees and Benefit Plans)) shall be deemed to confer upon third parties (including any Continuing Employee, any participant in any benefit or compensation plan or any beneficiary thereof) any remedy, claim, liability, reimbursement, cause of action or other right.

                 17.11 Publicity. Unless otherwise required by law and after prior written notice to the other parties, none of the parties hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior reasonable approval of the other parties and the parties hereto shall issue a jointly acceptable press release or press releases as soon as practicable after the execution of this Agreement.

                 17.12 Injunctive Relief. Buyer and Seller acknowledge and agree that a breach of any of the covenants contained in Article 14 (Securities Law and Standstill Provisions), Article 15 (Confidentiality) and Article 16 (Noncompetition) may cause irreparable damage and harm, and that monetary damages may not be an adequate remedy for any such breach or may be virtually impossible to ascertain. Therefore, the parties hereto agree that such parties shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 14 (Securities Law and Standstill Provisions), Article 15 (Confidentiality) and Article 16 (Noncompetition) and that such right to injunction shall be cumulative and in addition to any other available remedies.

                 17.13 Attorneys' Fees. In the event of litigation between Buyer and Seller, the non-prevailing party as determined by the court shall pay to the prevailing party all costs and reasonably attorneys' fees incurred by the prevailing party including those costs and fees related to any trial, arbitration, appellate, bankruptcy, insolvency and administrative proceedings.

                 17.14 Entire Understanding. This Agreement and the Additional Agreements set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. There have been no representations or statements, oral or written, that have been relied on by any party hereto except those expressly set forth in this Agreement and the Additional Agreements.


                                     * * *

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                      CAREMARK INC.

                                      By:      ______________________________
                                               Name:
                                               Title:


                                      CAREMARK INTERNATIONAL INC.

                                      By:      ______________________________
                                               Name:
                                               Title:


                                      CORAM HEALTHCARE CORPORATION

                                      By:      ______________________________
                                               Name:
                                               Title:

                     AMENDMENT NO. 1 TO THE ASSET SALE AND
                             NOTE PURCHASE AGREEMENT

                 THIS AMENDMENT NO. 1 TO THE ASSET SALE AND NOTE PURCHASE AGREEMENT is made as of April 1, 1995 (this "Amendment"), among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Buyer"), CAREMARK INTERNATIONAL INC., a Delaware corporation ("CII"), and CAREMARK INC., a California corporation ("Seller").

                 In consideration of the mutual covenants, agreements and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, Buyer, CII and Seller agree as follows:

         1. Definitions. Terms not otherwise defined herein shall have the meanings set forth in the Asset Sale and Note Purchase Agreement, dated as of January 29, 1995, among Buyer, CII and Seller (the "Agreement").

         2. Amendments. The parties hereto agree that the Agreement is amended as follows:

                 (a)      The following recitals are added to the Agreement:

                 The Purchase Price (as defined herein) shall consist of Notes issued by Buyer to Seller and cash paid by Coram, Inc., a wholly-owned subsidiary of Buyer, each of which shall be in consideration for a proportionate share of the Acquired Assets (as defined herein) and the Assumed Obligations (as defined herein).

                 Buyer intends to cause all of the Acquired Assets to be directed to Curaflex Health Services, Inc., a wholly-owned indirect subsidiary of Buyer.

                 (b)      (i)     The following definitions are inserted into
                                  the Definitions section:

                                        "Employee Transfer Date" shall have the
                                  meaning set forth in Section 9.1 (Employees).

                                        "Escrow Agreement" shall have the
                                  meaning set forth inSection 2.1(e) (Payment of Purchase Price).

                                        "Escrowed Cash Amount" shall mean
                                  $500,000.

                                        "Escrowee" shall mean The First
                                  National Bank of Chicago.

                                        "Seller Operations" shall mean those
                                  aspects of Seller's business operations that, although not a part of the Acquired Assets, are presently commingled at a Transition Location with the Business. Seller operations shall be deemed to include business operations sold or to be sold by Seller to HMI Illinois, Inc.

                                        "Transition Assets" shall mean those
                                  Acquired Assets located at, or pertaining to, a Transition Location and identified on
                                  Schedule 2.1(e) which will not be transferred to Buyer on the Closing Date because such assets are required by Seller to operate, after the Closing Date, a Transition Location in compliance with applicable law.

                                        "Transition Assignment and Assumption
                                  Agreement" shall mean an assignment and
                                  assumption agreement between Seller and Buyer relating to certain Transition Assets.

                                        "Transition Transfer Document" shall
                                  mean a transfer document between Buyer and Seller relating to certain Transition Assets.

                                        "Transition Employees" shall have the
                                  meaning set forth inSection 9.1 (Employees).

                                        "Transition Locations" shall mean those
                                  locations identified on Schedule 2.1(e).

                                        "Transition Permits" shall have the
                                  meaning set forth inSection 2.1(e) (Payment of Purchase Price).

                          (ii) The phrase "the Patents Assignment" is replaced with the phrase "the Escrow Agreement" in the "Additional Agreements" definition contained in the Definitions section.

                          (iii) The phrase ", the Seller License to Buyer" is deleted from the "Additional Agreements" definition contained in the Definitions Section.

                          (iv) The definition of "Patents Assignment" contained in the Definitions section is deleted in its entirety.

                          (v) The definition of "Seller License to Buyer" contained in the Definitions Section is deleted in its entirety.

                 (c) Subsection 2.1(a) (Payment of Purchase Price), is deleted in its entirety and replaced with the following:

                                  On the Closing Date, Coram, Inc., a
                                  wholly-owned subsidiary of Buyer, shall pay
                                  Seller $210,000,000 less the Escrowed Cash
                                  Amount by wire transfer, in immediately
                                  available funds, to a bank account of Seller designated in writing to Buyer; provided, however, that the preceding amount shall be reduced by $1,000,000 in the event that the Closing Date is on or prior to April 7, 1995.

                 (d) The following is added to become Subsection 2.1(e) (Payment of Purchase Price):

                                  (e)      On the Closing Date, Buyer shall
                          deposit with Escrowee by means of a wire transfer, in immediately available funds, an amount equal to the Escrowed Cash Amount, which is the value assigned by the parties to those Transition Assets identified on Schedule 2.1(e). The Escrowed Cash Amount is to be held by Escrowee pursuant to the terms of a strict joint order escrow (the "Escrow Agreement"). The parties hereto agree to promptly direct Escrowee to deliver the Escrowed Cash Amount in accordance with the terms of thisSection 2.1(e). The Escrowed Cash Amount will be invested as provided in the Escrow Agreement, and any interest or other income earned thereon shall accrue to the benefit of Seller. Upon the date the Transition Services Agreement is terminated with respect to a Transition Location, the parties shall direct Escrowee to (i) insert a specified effective date in the Transition Assignment and Assumption Agreement and the Transition Transfer Document for the Transition Assets for such Transition Location and (ii) deliver to Buyer such Transition Assignment and Assumption Agreement and such Transition Transfer Document. Upon the date the Transition Services Agreement has been terminated with respect to all Transition Locations, the parties shall direct Escrowee to deliver to Seller the Escrowed Cash Amount. The Transition Services Agreement shall be deemed terminated with respect to a Transition Location upon the earlier of (i) the occurrence of both (A) Seller's written notice to Buyer that all pharmacy licenses, nursing and nursing agency licenses, home health agency licenses, certificates of need, medical waste disposal licenses and any other licenses, permits, variances, interim permits, permit applications, approvals or other authorizations, certificates, franchises, rights (federal, state or local) and provider numbers issued by any Governmental Authority, managed care organization or other payor (collectively, the "Transition Permits") have been obtained that are necessary, in Seller's reasonable judgment, to enable the continuous, uninterrupted operation of the Seller's Operations at a facility other than such Transition Location and

         (B) Buyer's written notification to Seller that Buyer has obtained all Transition Permits necessary, in Buyer's judgment, to enable Buyer's operation of the Business at such Transition Location or (ii) the period relating to such Transition Services Location set forth in the Transition Services Agreement.

                 (e) In Section 2.3 (Determination of Closing Date Net Assets), the phrase "but in any event within 30 days after the Closing Date" is replaced with "but in any event within 36 days after the Closing Date."

                 (f)      The following is inserted at the end of Section 4.25
                          (Taxes):

                          The Acquired Assets constitute less than two thirds of the gross value of all of the assets of Seller within the meaning of Section 279 of the Code.

                 (g) In Section 6.2 (Consents to Transfer Material Contracts and Material Permits), the first sentence is deleted in its entirety and replaced with the following: "As soon as practicable Seller shall provide Buyer with a schedule of all Material Contracts and Permits that will require the consent of third parties for the transfer thereof to Buyer."

                 (h) The following is inserted at the end of Section 9.1 (Employees):

                          Any other provision of this Agreement not withstanding, any Continuing Employee identified on
                          Schedule 9.1(the "Transition Employees") shall not be employed by Buyer until the termination of the Transition Services Agreement with respect to the Transition Location at which such Continuing Employee is located. As used herein, the term "Employee Transfer Date" shall mean (a) for Continuing Employees other than Transition Employees, the Closing Date and (b) for Transition Employees, the date upon which the Transition Services Agreement terminates with respect to the Transition Location at which such Continuing Employee is located.

                 (i) In Section 9.2(b) (Employee Benefit Plans), the term "Closing Date" is replaced wherever it appears by the term "Employee Transfer Date."

                 (j) In Section 9.2(c) (Employee Benefit Plans), the phrase "or Employee Transfer Date, as applicable" is inserted after the phrase "prior to the Closing Date."

                 (k) In Section 9.2(d) (Employee Benefit Plans), the phrase "180 days following the Closing Date" is replaced with "180 days following the Employee Transfer Date."

                 (l) Subsection 10.2(g) (Delivery by Seller) is deleted in its entirety and replaced with the following: "a summary of the insurance policies listed on Schedule 4.15; and."

                 (m) The following is added to become Section 10.4 (Escrow Deliveries):

                          Escrow Deliveries. At the Closing, (a) Seller shall deliver to Escrowee, to be held pursuant to the Escrow Agreement, Transition Assignment and Assumption Agreements and Transition Transfer Documents for the Transition Assets for each Transition Location and (b) Buyer shall deliver to Escrowee, to be held pursuant to the Escrow Agreement, an amount equal to the Escrowed Cash Amount, and executed counterparts of the Transition Assignment and Assumption Agreements.

                 (n) The following is inserted at the end of Subsection 11.3(a) (Access to Records, Information and Personnel):

                          In addition, Seller shall be permitted to photocopy (at Seller's cost) and remove copies of any such documents or other information in connection with Seller's operation of the Business prior to Closing (at Seller's cost) as Seller may deem reasonably necessary, or to the extent that Seller reasonably believes that it is required to retain, produce or deliver the original of such documentation or information, Seller shall be permitted to remove the originals and leave photocopies of such documents or information in Buyer's files;provided, however, that Seller shall return such originals to Buyer promptly after such need to retain, produce or deliver such originals has been fulfilled. In addition, Seller will cooperate with Buyer to enable Buyer to respond to any request to retain, produce or deliver the originals of such documentation or information.

                 (o) The following is inserted at the end of Subsection 11.3(b) (Access to Records, Information and Personnel):

                          "Conflict of interest between the parties" shall mean for purposes of thisparagraph (b) that Seller's reason for seeking the participation of officers and employees formerly employed by Seller is (i) for the purpose of developing claims (or facts with respect to claims), if any, against Buyer and (ii) not in any way related to claims, audits or investigations by third-parties, Governmental Authorities or other entities or persons arising in connection with Seller's operation of the Business prior to the Closing.

                 (p) In Section 11.5 (Infusion Therapy Services Contract), the phrase "to provide such services" is replaced with the phrase "to provide infusion therapy services."

                 (q)      The following is added to become Section 11.8:
"Cooperation. Buyer and Seller shall cooperate fully in attempting to obtain the consents referred to in Sections 13.2(g) and (h) (Indemnification by Seller and CII)."

                 (r) In Section 13.2 (Indemnification by Seller and CII), the following is inserted after clause (g):

                          (h) nonpayment for services provided by Buyer from the Closing Date to and including the date 45 days after the Closing Date under any Material Contract, because consent was required, but not obtained, for assignment of such contract to Buyer.

                 (s) The following is inserted at the end of Section 15.1 (Nondisclosure and Nonuse of Confidential Information):

                          In addition, the parties hereto acknowledge and agree that, in the event that certain of Seller's attorney-client privileged communications or information may have remained among the documentation and information transferred to Buyer in connection with the Closing of the transactions contemplated by this Agreement, it was not the intent of the Seller or CII to waive any attorney-client privilege by the possible failure to remove all such privileged communications and information, and in no way shall this failure be deemed to constitute a waiver of such privilege or a public disclosure of such documentation. Buyer agrees that if at any time after the Closing any such privileged communications or documents are discovered, then all such materials and all copies thereof will be promptly returned to Seller.

                 (t) The phrase "and Article 16 (Noncompetition)" is replaced with the phrase ", Article 16 (Noncompetition) and Section 11.3 (Access to Records, Information and Personnel)" in the first sentence of
Section 17.12 (Injunctive Relief).

                 (u) The phrase "and the Additional Agreements" is replaced with ", the Additional Agreements, the confidentiality agreements dated November 7, 1994, the Non-Solicitation Agreement, dated as of February 28, 1995, among Buyer, Seller and CII and the Letter Agreement, dated as of March 31, 1995, between Buyer and Seller" in the first sentence of Section
17.14 (Entire Understanding).

                 (v)      (i)     The "Patents" section of Schedule 1.1(d) is
                                  deleted in its entirety.

                          (ii) The following are added to the "Trademarks" section of Schedule 1.1(d):

                                  Trademark                         Application               Registration
                                  ---------                         -----------               ------------
                          6.  American Cardiology                            1,782,299
                              Care                                           July 13, 1993

                          7.  Critical Care America                          1,744,060
                                                                             December 29, 1992

                          8.  Design and American                            1,766,369
                              Cardiology Care                                April 20, 1993

                          9.  Home-Net                                       1,754,314
                                                                             February 23, 1993

                          10.  Pediatricare                                  1,772,624
                                America                                      May 18, 1993

                          11.  We Bring Kids'                                1,773,883
                                Care Home                                    May 15, 1993

                 (w) The reference to Caremark Home Health Services Inc. in the "Subsidiaries" section of Schedule 1.1(e) is deleted in its entirety.

                 (x) The following are added to the "Other Assets" section of Schedule 1.3:

                                  Refrigerators and other equipment used by the
                                           CSPS division set forth on the
                                           attached Exhibit A unless also used
                                           (other than incidentally and
                                           immaterially) by CMS and a
                                           functional requirement of a Pharmacy
                                           that Buyer is acquiring
                                  Caremark trade show booth
                                  New York subsidiary - Caremark Home Health
                                           Services, Inc.
                                  Any originals of Information and Records
                                           retained by Seller as of the Closing
                                           or requested and received by Seller
                                           in accordance withSection
                                           11.3(a)(Access to Records,
                                           Information and Personnel) or
                                           Section 15.1 (Nondisclosure and
                                           Nonuse of Confidential Information)
                                  Infusion pumps in the possession of patients
                                           of Caremark Therapeutic Services and
                                           Caremark Specialty Pharmaceutical
                                           Services.

                 (y) Schedules 2.1(e) and 9.1 attached hereto are made part of the Agreement.

                 (z)      (i)     The reference to the Lease for the nursing
                                  facility located in New York at One Dig
                                  Hanmarskjold [sic] on Schedule 4.6 is deleted in its entirety.

                          (ii) The lease listed on Exhibit B to this Amendment is added to Schedule 4.6.

                 (aa) The contracts set forth on Exhibit C to this Amendment are added to Schedule 4.11.

                 (ab) The form of Convertible Note set forth on Exhibit A to the Agreement is deleted in its entirety and replaced with the form of Convertible Note set forth on Exhibit D to this Amendment.

                 (ac) The form of Nonconvertible Exchangeable Note set forth on Exhibit B to the Agreement is deleted in its entirety and replaced with the form of Nonconvertible Exchangeable Note set forth on Exhibit E to this Amendment.

         3. Effectiveness of Amendment. This Amendment shall be deemed to be an amendment to the Agreement in accordance with Section 17.2 (Amendment) of the Agreement. The parties hereto agree that except as specifically amended above, the Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects. Nothing contained herein shall be deemed to modify any provision of the Agreement except as otherwise expressly provided herein. Each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" and words of similar import shall mean and be a reference to the Agreement, as amended hereby.

         4. Benefit of the Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         5. Headings. the headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

         6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISION OR ILLINOIS LAW); EXCEPT WITH RESPECT TO MATTERS OF LAW CONCERNING THE INTERNAL CORPORATE AFFAIRS OF SELLER AND BUYER OR THEIR AFFILIATES, AND AS TO THOSE MATTERS, THE LAW OF THE JURISDICTION UNDER WHICH THE RESPECTIVE ENTITY DERIVES ITS POWERS SHALL GOVERN.

         8. Corporate Authorization. Each of Buyer, CII and Seller represents and warrants to the other parties hereto that (a) it has full corporate power and authority to enter into this Amendment and to perform its obligation hereunder, and (b) this Amendment has been duly authorized, executed and delivered by such party, and constitutes the valid and binding obligations of such party, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                                  * * * * * *

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Asset Sale and Note Purchase Agreement as of the date first above written.


                                                   CAREMARK INC.


                                                   By:_________________________
                                                            Name:
                                                            Title:



                                                   CAREMARK INTERNATIONAL INC.


                                                   By:_________________________
                                                            Name:
                                                            Title:



                                                   CORAM HEALTHCARE CORPORATION


                                                   By:_________________________
                                                            Name:
                                                            Title:





                                      S-1